UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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        MGP Ingredients, Inc.
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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT

MGP INGREDIENTS, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:
We are pleased to invite you to participate in the 2024 Annual Meeting of Stockholders of MGP Ingredients, Inc. This meeting will be held via live webcast at www.virtualshareholdermeeting.com/MGPI2024 on May 23, 2024, beginning at 10:00 a.m., Central Time.
At this meeting, our stockholders will be asked to:
1. Elect nine directors;
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024;
3. Approve, on an advisory basis, the compensation of our named executive officers;
4. Approve the MGP Ingredients, Inc. 2024 Equity Incentive Plan; and
5. Consider any other business as may properly come before the meeting and any postponements or adjournments of the meeting.
Only stockholders of record (or their proxy holders) as of the close of business on March 25, 2024 may vote at the meeting or any postponements or adjournments of the meeting.
We are distributing our proxy materials to our stockholders primarily online under the “Notice and Access” rules of the Securities and Exchange Commission. This approach reduces printing and mailing costs and the environmental impact of our Annual Meeting, while providing a convenient way for our stockholders to access the materials and vote.
Your vote is important. Please review the instructions on each of your voting options described in this proxy statement and in the notice you received by mail. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Karen L. Seaberg
Chairman of the Board
April 9, 2024

PROXY STATEMENT
We are providing this proxy statement (this “Proxy Statement”) to you in connection with the solicitation by the Board of Directors of MGP Ingredients, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 23, 2024 (including any adjournment or postponement thereof, the “Annual Meeting”). References in this Proxy Statement to “MGP,” the “Company,” “we,” “our,” “ours,” “us,” and similar terms refer to MGP Ingredients, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.
Our proxy materials include the Notice of 2024 Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2023. If you requested print versions by mail, the proxy materials also include the proxy card or voting instruction form for the Annual Meeting. The Notice of 2024 Annual Meeting of Stockholders, this Proxy Statement, and our form of proxy card are first being distributed or made available to stockholders on or about April 9, 2024.
Use of “Notice and Access”
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we use the Internet as the primary means of furnishing proxy materials to stockholders. The Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to our stockholders, instructs stockholders on how to access the proxy materials online or request a printed set of the proxy materials. We encourage stockholders to take advantage of the online availability of the proxy materials to help reduce the environmental impact of our annual meetings and the cost associated with the printing and mailing of materials.
Our principal executive offices are located at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 and our telephone number is (913) 367-1480.
Important Notice Regarding the Availability of Proxy Materials: The Notice of 2024 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com (with your control number) and www.mgpingredients.com.
ATTENDING THE ANNUAL MEETING
As in recent years, we are conducting this year’s Annual Meeting entirely online. To attend, vote, and submit questions during the Annual Meeting, login at www.virtualshareholdermeeting.com/MGPI2024. You will need your unique 16-digit control number, which is included on the Notice or proxy card you received. If your shares are in “street name,” you will need to contact your broker, bank, or other organization that holds your shares as soon as possible so that you can be provided with a control number.
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the online Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they might have accessing or hearing the audio webcast of the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
If you are unable to attend the online meeting, a replay of the meeting will be posted on the Investor Relations section of our website at ir.mgpingredients.com for at least 30 days after the meeting concludes.
How to Ask Questions at the Annual Meeting
We expect that all of our directors and executive officers, as well as representatives of KPMG LLP, will attend the Annual Meeting. Management will provide our stockholders the opportunity to ask questions after the conclusion of the formal business of the meeting, and representatives of KPMG will also be available to answer questions. Instructions for submitting questions as well as the Rules of Conduct governing the live question-and-answer session will be posted on www.virtualshareholdermeeting.com/MGPI2024 during the Annual Meeting and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have time to ask questions.
VOTING MATTERS
Voting
Each outstanding share of our common stock and preferred stock is entitled to one vote. Our common stockholders and preferred stockholders each vote separately as a class with respect to each matter on which the class is authorized to vote. The record date for the Annual Meeting is March 25, 2024. Only “stockholders of record” at the close of business on the record date are entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 22,008,377 shares of our common stock outstanding and 437 shares of our preferred stock outstanding.
Stockholders of Record. If your shares are registered directly in your own name with us or our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record with respect to those shares.
Beneficial Owners of Shares. If your shares are held in a brokerage account or by a broker, bank, or similar organization (the “record holder”), then you are the “beneficial owner” of shares held in “street name” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote your shares by using the voting instruction form or other procedures provided by the organization.

How You Can Vote
There are four ways for our common stockholders of record to vote:
•Online Prior to the Annual Meeting. You may vote online by proxy prior to the Annual Meeting by visiting www.proxyvote.com and entering the control number found in your Notice.
•Telephone Voting Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote by proxy prior to the Annual Meeting by calling the toll-free number found on the proxy card.
•Voting By Mail Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote prior to the Annual Meeting by proxy by filling out, dating, and signing the proxy card and returning it in the envelope provided.
•Online During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/MGPI2024. You will need the control number found in your Notice.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order for your shares to be voted. If you are a preferred stockholder, you will receive instructions from the Company on how to vote your shares.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting in case your plans change.
How You May Revoke or Change Your Vote
If you are a common stockholder of record, you may revoke your proxy or change your vote at any time before the taking of the vote at the Annual Meeting:
•Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.
•Telephone Voting. You may change your vote using the telephone voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.
•Voting By Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.
•Online During the Annual Meeting. You change your vote by attending the Annual Meeting by going to www.virtualshareholdermeeting.com/MGPI2024. You will need the control number found in your Notice.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order to revoke or change your vote. If you are a preferred stockholder, you will receive instructions from the Company on how to revoke or change your vote.
Uninstructed Shares
If you are a stockholder of record and either (1) sign and return a proxy card without giving specific voting instructions or (2) indicate when voting online or by phone you wish to vote as recommended by the Board, then the persons named as proxy holders, David S. Bratcher, Brandon M. Gall, and Curtis C. Landherr, each officers of MGP, will vote your shares at the Annual Meeting consistent with the Board’s recommendations as presented in this Proxy Statement. The proxy holders also may vote your shares to adjourn the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote for you on those matters. As of the date of this Proxy Statement, we do not know of any other matter to be presented at the Annual Meeting.
If you are a beneficial owner and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally only vote on “routine” matters but cannot vote on “non-routine” matters. The only routine matter on the agenda for the Annual Meeting is the proposal related to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is often referred to as a “broker non-vote.”
Voting Requirements
Quorum. A quorum is required for stockholders to approve proposals at the Annual Meeting. A quorum exists if the holders of a majority of the shares of each class of our stock outstanding and entitled to vote are present in person (via webcast) or by proxy at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
Votes Required for Approval.
Proposal 1 – Elect Nine Directors. Election of Group A directors is determined by a majority of votes cast of our common stock, meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. However, in the case of a contested election of Group A directors, our Bylaws provide for a plurality voting standard as an exception to this majority voting standard. In the event of an uncontested election of Group A directors, if any incumbent director nominee fails to receive a majority of the votes cast in favor of his or her election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Governance Committee will make a recommendation to our Board as to whether to accept the tendered resignation, and our Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting standard described above applies to the election of Group A directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of Group A directors. Holders of our common stock are entitled to vote on the election of Group A directors only and are not entitled to vote on the election of Group B directors.
Election of Group B directors is determined by a plurality vote of our preferred stock, meaning the nominees who receive the highest number of votes will be elected until all seats are filled. Abstentions, withheld votes, and broker non-votes will have no effect on the election of Group B directors. Holders of our preferred stock are entitled to vote on the election of the Group B directors only and are not entitled to vote on the election of Group A directors.
Proposal 2 – Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Because ratification of the independent registered public accounting firm is considered a routine matter, broker discretionary voting is allowed.
Proposal 3 – Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers. Approval of the compensation of our named executive officers (commonly referred to as “Say-on-Pay”) requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
Proposal 4 – Approve the MGP Ingredients, Inc. 2024 Equity Incentive Plan. This proposal requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the vote this proposal.

All Other Proposals. All other proposals require the affirmative vote of holders of a majority of shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Brokers may vote on routine matters but cannot vote on non-routine matters.

PROPOSAL 1 – ELECT NINE DIRECTORS
Our Board of Directors, upon recommendation of its Nominating and Governance Committee, has nominated David S. Bratcher, Neha J. Clark, Thomas A. Gerke, Donn Lux, Preet H. Michelson, Lori L.S. Mingus, Kevin S. Rauckman, Karen L. Seaberg, and Todd B. Siwak for election as a director, to hold office for a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal. Information regarding our director nominees can be found under “Board of Directors.”
Each nominee is an incumbent director and was previously elected as a director at a meeting of our stockholders. Each nominee has consented to stand for election and indicated a willingness to serve. If any nominee declines to serve or becomes unavailable for any reason before the Annual Meeting, the proxy holders may vote for a substitute nominee at their discretion as recommended by our Board of Directors.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE NINE DIRECTOR NOMINEES

BOARD OF DIRECTORS
Board Nominees for Election
The following table provides information about the nine director nominees as of March 25, 2024. All nominees currently serve as directors. Each director elected at the Annual Meeting will serve a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal.

Board Nominees	Age	Class of Director(1)	Director Since	Service on Standing Board Committees
David S. Bratcher	56	Group B	January 2024	None
Neha J. Clark Audit Committee Chair	48	Group B	June 2021	Audit Human Resources and Compensation Nominating and Governance
Thomas A. Gerke Human Resources and Compensation Committee Chair	67	Group A	June 2021	Audit Human Resources and Compensation Nominating and Governance
Donn Lux	63	Group A	June 2021	None
Preet H. Michelson	54	Group B	May 2022	Audit Human Resources and Compensation Nominating and Governance
Lori L.S. Mingus	54	Group B	June 2020	Human Resources and Compensation Nominating and Governance
Kevin S. Rauckman Nominating and Governance Committee Chair	61	Group A	June 2021	Audit Human Resources and Compensation Nominating and Governance
Karen L. Seaberg Chairman of the Board of Directors	76	Group B	August 2009 Chairman since December 2014	Human Resources and Compensation Nominating and Governance
Todd B. Siwak	61	Group A	May 2022	Audit Human Resources and Compensation Nominating and Governance
(1) Group A indicates the director is elected by holders of our common stock. Group B indicates the director is elected by holders of our preferred stock.
DAVID S. BRATCHER
Mr. Bratcher is our Chief Executive Officer and President, a role he assumed on January 1, 2024. Mr. Bratcher served as our Chief Operating Officer from July 2021 to December 2023, and as President of Branded Spirits since our merger with Luxco, Inc. in April 2021 to December 2023. Prior to the Luxco merger, Mr. Bratcher served in several leadership roles at Luxco since his hire in 1998 as Director of Operations. He most recently served as President of Luxco, from 2013 until the April 2021 merger with Luxco. Before joining Luxco, Mr. Bratcher served in financial and operational roles for a number of consumer product companies, including serving five years as Controller and then Director of Operations for the international spirits company Allied Domecq, the second-largest spirits company in the world at the time. Mr. Bratcher’s qualifications to serve on our Board include his extensive leadership experience and his experience in the beverage and alcohol industry, and the insights into our operations, management, and culture he brings from his service as our Chief Executive Officer and President.

NEHA J. CLARK
Ms. Clark has been the Senior Vice President of Enterprise Finance at Brunswick Corporation (NYSE:BC), a leading global designer, manufacturer, and marketer of recreational marine products, since May 2022. She served as the Chief Financial Officer of Brunswick Boat Group, a division of Brunswick Corporation, from March 2019 to May 2022. From August 2018 to November 2018, she was the Chief Financial Officer of Lifeway Foods, Inc., a manufacturer and marketer of beverages and dairy products. From January 2016 to August 2018, she was the Chief Financial Officer – Coveris North American Food & Consumer Flexibles / Chief Transformation Officer of Coveris Americas, a leading producer of flexible packaging. From 1999 to 2015, she was employed by Kraft Foods, with increasing levels of responsibility, most recently as Director of Finance – Grocery Business. From 1997 to 1999, she was a senior auditor with Grant Thornton LLP. Ms. Clark’s qualifications to serve on our Board include her significant financial, accounting, and public company leadership experience.

THOMAS A. GERKE
Mr. Gerke served as the General Counsel and Chief Administrative Officer at H&R Block Inc. (NYSE: HRB), a global consumer tax services provider, from January 2012 until January 2022 and as a Senior Vice President at H&R Block until his retirement in September 2022. He served in additional roles during his tenure at H&R Block, including Interim Chief Executive Officer and leader of the human resources function. From January 2011 to April 2011, Mr. Gerke served as Executive Vice President, General Counsel and Secretary of YRC Worldwide, a transportation service provider. From July 2009 to December 2010, Mr. Gerke served as Executive Vice Chairman of CenturyLink, an integrated communications business. From December 2007 to June 2009, he served as President and CEO at Embarq, an integrated communications business. He also held the position of Executive Vice President and General Counsel – Law and External Affairs at Embarq from May 2006 to December 2007. From October 1994 to May 2006, Mr. Gerke held a number of executive and legal positions with Sprint, serving as Executive Vice President and General Counsel for over two years. Mr. Gerke currently serves as a board member of Consolidated Communications Holdings, Inc. (Nasdaq:CNSL), a leading broadband and business communications provider. He was a member of the board of directors of Tallgrass Energy GP, LLC, which is the general partner of Tallgrass Energy, LP, from August 2015 to April 2020. He is also a past member of the boards of directors of CenturyLink, Embarq, the United States Telecom Association, the Rockhurst University Board of Trustees, and The Greater Kansas City Local Investment Commission Board of Trustees. Mr. Gerke’s qualifications to serve on our Board include his legal and regulatory experience, his strong human resources background, and his experience on the boards and as an executive for public companies.
DONN LUX
Mr. Lux served as President and Chief Executive Officer of Luxco, Inc., from 1991 until March 2021, and as Chairman, from 2010 until March 2021, of Luxco, a leading branded beverage and alcohol company that we merged with in April 2021. Mr. Lux has served on the boards of the American Distilled Products Association and The National Alcohol Beverage Control Association (“NABCA”) Industry Advisory Committee, and he currently serves on the board of the St. Louis Regional Business Council. His philanthropic activities include serving on the boards of Social Venture Partners of St. Louis, the University City Children’s Lume Institute, the St. Louis Legacy Ice Foundation, the St. Louis Blues for Kids, and the Lux Family Foundation. Additionally, Mr. Lux is an avid pilot and donates time piloting his Pilatus PC-12 aircraft in support of the Veterans Airlift Command and Angel Flight Central. Mr. Lux’s qualifications to serve on our Board include his leadership skills, his extensive expertise and experience in the beverage alcohol industry, his former role as Chief Executive Officer of Luxco, and his management of the growth and development of multi-brand beverage and alcohol portfolios.
PREET H. MICHELSON
Ms. Michelson has been Chief People Officer at tms, a Havi Company, since December 2023. tms is a privately-owned company that unites technology, marketing, and sourcing to deliver change to leading brands. Previously, she was Vice President of Human Resources at CVS Health Corporation (NYSE: CVS), an American healthcare company, from November 2022 to December 2023. From March 2022 to November 2022, she was the Chief People Officer of AHEAD, Inc., a digital business platform builder. From June 2019 to March 2022, she was employed by United Airlines as Managing Director of HR for the President, Chief Human Resources Officer and Chief Customer Officer. From December 2015 to June 2019, she worked for Molson Coors Beverage Company, in several positions of increasing responsibility, including as Senior HR Commercial Lead for MillerCoors. From 2012 to 2015, she was Vice President, Customer Experience & Organizational Effectiveness of The Y of Metropolitan Chicago. Prior to that, she was employed by Beam Global Spirits & Wine from 2010 to 2012 as Director, Marketing Strategy. From 2005 to 2009, she served as Senior Manager, Strategy—Tropicana Beverages, of PepsiCo. From 2000 to 2005, she served as Director, Strategy, Planning & Analysis for the Chicago Tribune Company. From 1999 to 2000, she worked for Ernst & Young LLP as a Manager in its Mergers and Acquisitions practice group. Ms. Michelson’s qualifications to serve on our Board include her background in strategy and marketing for multiple consumer brands, her extensive experience in all aspects of human resources management, her alcohol beverage industry experience, and her leadership experience.
LORI L.S. MINGUS
Ms. Mingus is a principal and owner of Torpa Design Co., a company specializing in all facets of graphic design, interior design, and exterior design, a position she has held since 2005. Her career began in graphic design in 1996, and she has worked as a designer for public companies, national associations, and an advertising agency. Ms. Mingus serves as a trustee on the Evah C. Cray Historical Museum and as a board member on the Cray Medical Research Organization at the University of Kansas Medical Center. In addition, she serves as a board member on the Atchison Amelia Earhart Foundation. Ms. Mingus’s qualifications to serve on our Board include her business and civic experience and organizational skills, her knowledge of the Company and the industries in which we operate, and her familiarity with the community where we are headquartered. Ms. Mingus is the daughter of Ms. Seaberg.

KEVIN S. RAUCKMAN
Mr. Rauckman owns and is a financial consultant at Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. (Nasdaq: GRMN) from January 1999 to December 2014 before taking early retirement from that role. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman currently serves as a board member and the Audit Committee Chairman of CrossFirst Bankshares, Inc. (Nasdaq: CFB), in a role he has held since May 2016. He has also served as a board member and Audit Committee Chairman of JE Dunn Construction Group, a privately held corporation, since January 2017. Mr. Rauckman’s qualifications to serve on our Board include his experience on the boards of other companies and his significant financial, corporate governance, leadership, operational, and strategic planning skills.
KAREN L. SEABERG
Ms. Seaberg is a member of the Heartland Chapter of National Association of Corporate Directors and the Kansas City Chapter of Women Corporate Directors (“WCD”). She was an executive travel agent and minority owner of Travel Center of Atchison for 31 years. Ms. Seaberg is active in civic affairs at both the local and national level. She was the Kansas Governor’s Chair for the national Lewis and Clark Bicentennial Commemoration from 2002 to 2006, bringing one of 15 national events to Atchison, Leavenworth, and Kansas City in 2004. She also served on the Lewis & Clark Trail Heritage Foundation board, a national not-for-profit based in Great Falls, Montana, from 2003 to 2007 and as its national president from 2007 to 2008. Ms. Seaberg has been the chair of the annual Amelia Earhart Festival since 1997, which brings over 40,000 people to Atchison every year in July. Ms. Seaberg served on the Atchison Hospital Board from 1990 to 2004, and presently serves on the board of the Cray Medical Research Organization at the University of Kansas Medical Center. She also serves as a board member of the national Lewis and Clark Trust. Ms. Seaberg is president and founder of the Atchison Amelia Earhart Foundation, which opened a state-of-the-art STEM and history museum, the Amelia Earhart Hanger Museum, in April 2023 in Atchison. In 2015, she received the Hall of Fame award from the Chamber of Commerce and the Vision of Excellence award from the Santa Fe Depot Trustees in Atchison. Ms. Seaberg’s qualifications to serve on our Board include her business and civic experience and organizational skills as well as her knowledge of the Company and the industries in which it operates. Ms. Seaberg is the granddaughter of Cloud L. Cray, Sr., founder of the Company. Ms. Seaberg is Ms. Mingus’s mother.
TODD B. SIWAK
Mr. Siwak is the founding partner of Encore Group, a private equity fund focused on the consumer services sector. Prior to founding the Encore Group in November 2022, Mr. Siwak was the Chief Business Officer for North America for the Ferrero Group, a global sweet snacking company, from September 2021 to October 2022. Prior to joining Ferrero, Mr. Siwak was the Chief Executive Officer of Ferrara Candy Company from April 2013 until September 2021. From April 2009 to March 2013, Mr. Siwak was an operating partner for L Catteron Partners, a consumer-focused private equity group. From August 2005 to April 2007, Mr. Siwak was a founding partner of Mindseye Group, a private equity group. From December 1999 to August 2005, Mr. Siwak was the Chief Executive Officer of TRG Accessories, a manufacturer of luggage and travel gear. Mr. Siwak’s qualifications to serve on our Board include his extensive leadership experience, his experience in the food industry, and his management, growth, and development of multi-brand portfolios.
Board Diversity
Under our Corporate Governance Guidelines, the Nominating and Governance Committee seeks a wide array of skills, knowledge, and diverse backgrounds and perspectives, and takes those into account when evaluating the composition of our Board of Directors and nominating Board members. In addition, each director contributes to the Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. Our Board is committed to maintaining the diversity of backgrounds and experiences of our Board. The following table presents our Board diversity statistics based on voluntary self-identification by each director nominee. There have been no changes to this information since the publication of our Board Diversity Matrix as of April 1, 2023, published in our 2023 proxy statement.
Board Diversity Matrix as of March 25, 2024

Gender Identity	Female	Male
Directors (9 total)	4	5
Demographic Background
Asian	2	—
White	2	5

CORPORATE GOVERNANCE

We have adopted leading governance practices that establish strong independent leadership in our boardroom with a strong commitment to Board member diversity. Highlights of our governance practices include the following:
•seven of nine directors are independent and all chairs and members of the Audit, Human Resources and Compensation, and Nominating and Governance Committees are independent;
•we have an independent Chairman of the Board, separate from our Chief Executive Officer;
•44% of our Board is female, 50% of our Board's leadership positions are held by females, 22% of our Board is ethnically diverse, our Board has directors ranging in age from 48 to 76 (as of March 25, 2024), and our Board has a wide array of skills, knowledge, and diverse backgrounds and perspectives;
•the average tenure of our Board is 3.7 years (as of the Annual Meeting);
•an independent compensation consultant is engaged to advise on compensation for our executive officers and directors;
•we have robust stock ownership requirements for our directors and executive officers; and
•all directors are elected annually for a one-year term.
Board Role, Independence, Board and Committee Meetings, and Attendance
Our Board’s primary responsibility is to provide effective governance over our affairs for the benefit of our stockholders.
Our Board has adopted Corporate Governance Guidelines, which are available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents, along with our Board committee charters and Code of Conduct.
Our Board believes that a majority of the directors should be independent and has determined that all of our director nominees, other than Mr. Bratcher and Mr. Lux are independent. In determining the independence of directors, our Board found that none of the independent directors has any relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board applied the independence standards in the Nasdaq Stock Market, LLC (“Nasdaq”) listing rules.
Our Board meets regularly throughout the year, and meetings are led by the Chairman of the Board. During 2023, our Board met 13 times, the Audit Committee met eight times, the Human Resources and Compensation Committee met five times, and the Nominating and Governance Committee met five times. In addition, our independent directors held two executive sessions during 2023 without Mr. Lux, Mr. Colo, or other members of management present. During 2023, each then-serving director attended more than 75% of the meetings of the Board and the Committees on which the director served. Under our Corporate Governance Guidelines, directors are expected to attend our annual meeting of stockholders, and all of our then-serving directors attended last year’s annual meeting.
Board Leadership Structure
Our Board is led by a Chairman of the Board, who is an independent director. Ms. Seaberg has been serving as our Chairman of the Board since December 2014. As Chairman of the Board, Ms. Seaberg leads all Board meetings, including executive sessions of independent directors.
Our Board regularly considers whether our leadership structure is appropriate. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Our Board believes it is in the best interest of the Company and its stockholders to make that determination in a manner it believes best provides appropriate leadership for the Company at the time, based on the circumstances and direction of the Company and the membership of the Board. Our Board of Directors believes not combining the positions of Chief Executive Officer and Chairman of the Board of Director is the most appropriate structure for the Company at this time, as it permits the Chief Executive Officer to focus his attention on managing our day-to-day business and enhances the ability of our Board to provide strong oversight of the Company’s management and affairs.

Board Role in Risk Oversight
Our Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight accountability for matters relating to their respective area of responsibility, as detailed below. The independent structure of our Board and Board committees allows for objective risk oversight.
•Audit Committee: Oversees the integrity of our financial statement and financial reporting process, risks related to our financial reporting practices and internal controls, and our enterprise risk management (“ERM”) process, which includes cybersecurity risks.
As part of our ERM process, management regularly identifies, evaluates, and prioritizes potential risks and creates a risk register of these risks. Our executive management team and business unit leaders decide on actions and strategies to use to mitigate our risks based on this risk register. Our ERM process and risk register were reviewed with the Audit Committee, along with our strategies for managing our risks, at three meetings during 2023.
•Human Resources and Compensation Committee: Oversees risks related to our compensation policies and practices as well as human capital management.
•Nominating and Corporate Governance Committee: Oversees risks related to our corporate governance, governance structure, Board composition, Board independence, as well as environmental, social, and governance (“ESG”) matters, except those matters overseen by another Board committee (such as human capital management).
Board Committees and Committee Reports
Our Board’s standing committees are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee. Each committee operates under a written charter adopted by our Board, which is available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents. Each standing Board committee reviews and assesses its charter annually.
The membership of each standing Board committee as of the date of this Proxy Statement is shown in the following table.

Committees
Director	Independent	Audit	Human Resources and Compensation	Nominating and Corporate Governance
David S. Bratcher
Neha J. Clark	•	Chair	•	•
Thomas A. Gerke	•	•	Chair	•
Donn Lux
Preet H. Michelson	•	•	•	•
Lori L.S. Mingus	•		•	•
Kevin S. Rauckman	•	•	•	Chair
Karen L. Seaberg*	•		•	•
Todd B. Siwak	•	•	•	•
* Chairman of the Board
Audit Committee
The Audit Committee assists our Board in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of our financial statements, financial reporting process, and monitoring significant risk exposures. The Audit Committee also assists our Board in the oversight and monitoring of the independence and performance of our independent registered public accountant, our systems of internal controls, and performance of our internal audit function. It also is responsible for establishing and monitoring compliance under the code of conduct applicable to the chief executive and financial officers as well as reviewing and approving related party transactions. The Audit Committee’s functions are further described under “Audit Committee Report.”

In connection with this work, the Audit Committee engages in regular discussions of the Company’s risks with senior management, internal auditors, and external auditors and oversees the Company’s enterprise risk management process.
Our Board has determined that each member of the Audit Committee is independent under Nasdaq and SEC rules and is financially literate, knowledgeable, and qualified to review financial statements. Our Board has also determined that each of Ms. Clark, Mr. Gerke, Ms. Michelson, and Mr. Rauckman is an “audit committee financial expert,” as defined by SEC rules.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of an independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2023.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters as are required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2023 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Audit Committee Members:

Neha J. Clark (Chair)
Thomas A. Gerke
Preet H. Michelson
Kevin S. Rauckman
Todd B. Siwak
The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee reviews and approves the salary and incentive compensation of our Chief Executive Officer and other executive officers as well as Board of Director compensation. The Human Resources and Compensation Committee also makes recommendations to the Board with respect to equity-based plans that are subject to Board approval and our officer succession plan. In addition, the Human Resources and Compensation Committee is responsible for our compensation recoupment policies, stock ownership guidelines, administering our equity plan, and overseeing matters relating to our human capital management. The Human Resources and Compensation Committee’s functions and processes are further described under “Compensation Discussion and Analysis.”
Our Board has determined that each member of the Human Resources and Compensation Committee meets the heightened independence requirements for compensation committee members under Nasdaq and SEC rules.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for recommending to the Board candidates for nomination and election at our annual stockholder meetings and to fill vacancies on the Board, criteria for the selection of director nominees and policies on the length of service of Board members; policies concerning the director nominating process; and overseeing the evaluation of our Board and Board committees. In addition, the Nominating and Governance Committee is responsible for reviewing regulatory and other matters related to corporate responsibility and sustainability, including ESG matters, except those matters overseen by another Board committee (such as human capital management).

Our Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq rules.
Director Nomination Process
In identifying nominees for our Board, the Nominating and Governance Committee considers candidates for director who are recommended by its members, by other Board members, by management, as well as those identified by any third-party search firms retained to assist in identifying and evaluating possible candidates. The Nominating and Governance Committee will also consider candidates recommended by stockholders in accordance with the Company’s bylaws and pursuant to the Shareholders’ Agreement, dated April 1, 2021 (the “Shareholders Agreement”), among the Company, Ms. Seaberg, Ms. Mingus, and the former shareholders of Luxco, Inc. (the “Luxco Sellers”). The Nominating and Governance Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board.
Mr. Lux and Mr. Siwak have been nominated as Group A directors pursuant to the Shareholders Agreement. Under the Shareholders Agreement, the Luxco Sellers have the right to nominate (i) two Group A directors to our Board for so long as they continue to beneficially own at least 15% of the outstanding shares of our common stock, and (ii) one Group A director to our Board for so long as they continue to beneficially own at least 10% but less than 15% of the outstanding shares of our common stock (in each case, excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). As of March 25, 2024, the Luxco Sellers own approximately 23% of the outstanding shares of our common stock (excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). Ms. Seaberg and Ms. Mingus have agreed to vote all of the shares of our common stock that they beneficially own and have sole voting control over in favor of the election of the Luxco Sellers’ Group A director nominees.
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee will take the Board's current makeup in consideration in making nominations for election to our Board, and seek a Board that includes a wide array of skills, knowledge, and diverse backgrounds and perspectives. The Nominating and Governance Committee also considers any diversity characteristics self-identified by a director nominee in forming its recommendation whether that person should serve on the Board, pursuant to its charter. In addition, a sufficient number of Board members must meet the tests for independence set forth in Nasdaq and SEC rules, to permit the Company to satisfy applicable Nasdaq and legal requirements. In considering candidates, the Nominating and Governance Committee may take into account other factors as it deems relevant.
In evaluating potential nominees, the Nominating and Governance Committee determines whether the nominee is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria described above. The Nominating and Governance Committee will conduct a check of the individual’s background and generally will conduct personal interviews before recommending any candidate to the Board.
Stockholders who wish to recommend director candidates for consideration by the Nominating and Governance Committee in connection with next year’s annual meeting should submit the candidate’s name and the information set forth below in writing to the Chair of the Nominating and Governance Committee, in care of our Secretary, at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas, 66002, on or after January 23, 2025 or before February 23, 2025. In addition to the name of the candidate, a stockholder should submit:
•his or her own name and address as they appear on our records;
•if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record holder’s name and address as they appear on our records;
•a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity, or group and, if so, the identity of such person, entity, or group;
•the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and
•pertinent information concerning the candidate’s background and experience, including information regarding the candidate required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board and Committee Evaluation Process
Our Board recognizes that a robust and constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Our annual Board evaluation process is overseen by the Nominating and Corporate Governance

Committee and assesses the performance and effectiveness of our Board and each standing Board committee. The evaluation results are reviewed with our entire Board and our Board and Board committees consider any appropriate changes to implement based on these results.

Service on other Boards of Directors

Our Board recognizes that its members benefit from the experience of serving on the boards of directors of other companies. Our Board encourages this service, with the understanding that this service may not impede our directors’ ability to effectively serve on our Board. Under our Corporate Governance Guidelines, directors who are serving as an executive officer of a public company (including as one of our executive officers) can serve on one public company board of director in addition to their employer’s board of directors, without the approval of our Board. Directors who are not serving as an executive officer of a public company can serve on no more than four public company boards of director (including our Board), without the approval of our Board. In addition, directors serving on the Audit Committee may not serve on the audit committee of more than two other public companies, without Board approval.
Compensation Committee Interlocks and Insider Participation
No member of the Human Resources and Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves on the compensation committee or board of any company that has an executive officer that serves on our Board or the Human Resources and Compensation Committee.
Communications with Directors
Stockholders may communicate directly with Board members by writing the Board or individual Board members in care of our Secretary at our executive offices. Letters should be addressed as follows: Name of director – In care of Corporate Secretary – MGP Ingredients, Inc. – Cray Business Plaza, 100 Commercial Street, P.O. Box 130 – Atchison, Kansas 66002.

PROPOSAL 2 – RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The Audit Committee has re-appointed KPMG LLP as our independent registered public accounting firm and as auditors of our consolidated financial statements for the year ending December 31, 2024. We expect representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint KPMG LLP, the Audit Committee considered, among other factors, the independence and performance of KPMG LLP and the engagement team, the quality of KPMG LLP’s communications with the Audit Committee and management, and the fees charged by KPMG LLP for the services provided to us. KPMG LLP has served as our independent registered public accounting firm since 2008.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

AUDIT MATTERS
Audit Fees
Set forth below are the fees paid or accrued by us for audit and other services provided by KPMG LLP for the years ended December 31, 2023 and 2022.

Type of Fee	Amount
	2023	2022
Audit Fees(1)	1,747,864	1,456,187(5)
Audit-Related Fees(2)	148,000	136,000
Tax Fees(3)	62,000	85,000
All Other Fees(4)	—	—
Total	1,957,864	$1,677,187
(1) Represents fees for professional services provided in connection with the audit of our annual financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings.
(2) Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not included in Audit Fees, including acquisition related due diligence.
(3) Represents fees for professional services provided for tax compliance, tax advice, or tax planning, including tax related due diligence for acquisitions.
(4) Represents fees services that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.
(5) Includes $131,187 of fees billed to us subsequent to the filing of our 2023 proxy statement.

Audit Committee Policies and Procedures
The Audit Committee has the sole right to engage and terminate the Company’s independent auditor, to pre-approve the performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees. The Audit Committee considers whether the provision of services other than audit services is compatible with maintaining the independence of its principal auditor.
The Audit Committee has empowered its Chair of the Audit Committee to act on the committee’s behalf between meetings to approve permitted non-audit services, with any such services being reported to the Audit Committee at its next scheduled meeting. The Audit Committee may also provide for the pre-approval of services through the adoption of additional pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular services, the Audit Committee is informed of each service, and the procedures do not include delegation to management of audit committee responsibilities under the Exchange Act. All services provided to us by KPMG LLP in 2023 and 2022 were pre-approved by the Audit Committee.

PROPOSAL 3 – APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are being asked to vote, on an advisory (non-binding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “Say-on-Pay” proposal). At the Annual Meeting, stockholders will vote on the following advisory resolution:
“RESOLVED, that the stockholders of MGP Ingredients, Inc. approve, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company's proxy statement, including the Compensation Overview, compensation tables, and narrative discussion therein.”
While our Board intends to continue to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on the Company. However, our Board and the Human Resources and Compensation Committee value the opinions of our stockholders, and our Board and the Human Resources and Compensation Committee will consider the results of the vote in future compensation deliberations.
At the 2023 annual meeting of stockholders, all of the shares of our preferred stock and more than 95% of the shares of our common stock voting on the matter voted in favor of our Say-on-Pay proposal, reflecting broad stockholder support for the compensation of our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview
This discussion provides an overview and analysis of our compensation programs and policies, the compensation decisions the Human Resources and Compensation Committee (defined in this Compensation Discussion and Analysis as the “Committee”) made under those programs and policies, and the factors the Committee considered in making those decisions. For 2023, our named executive officers are the following individuals:
•David S. Bratcher – Chief Executive Officer and President (served as our Chief Operating Officer and President of Branded Spirits until assuming the role of Chief Executive Officer and President on January 1, 2024)
•Brandon M. Gall – Vice President of Finance and Chief Financial Officer and Treasurer
•Curtis C. Landherr – Vice President, Chief Legal Officer and Corporate Secretary
•Amel Pasagic – Chief Commercial Officer (served as our Vice President of Technology and Chief Information Officer until assuming the role of Chief Commercial Officer on January 8, 2024)
•David J. Colo – Senior Advisor through April 30, 2024 (served as our Chief Executive Officer and President until December 31, 2023)
Objectives of our Compensation Program
Our compensation program objectives are to align compensation with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable, and to attract and retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers will be aligned with those of stockholders.
CEO Succession and Other Leadership Changes
Mr. Colo retired from his position as our Chief Executive Officer and President and as a member of our Board on December 31, 2023. Mr. Bratcher assumed the role of Chief Executive Officer and President on January 1, 2024 and was elected to our Board as a Group B director by our preferred stockholders effective January 1, 2024. Prior to assuming the role of Chief Executive Officer and President, Mr. Bratcher had served as our Chief Operating Officer since July 2021 and our President of Branded Spirits since our merger with Luxco, Inc. in April 2021. Prior to the Luxco merger, Mr. Bratcher served in several leadership roles at Luxco since his hire in 1998 as Director of Operations, including as President of Luxco from 2013 until our April 2021 merger with Luxco. In connection with this CEO succession, we entered into an Employment Agreement with Mr. Bratcher and a Retirement and Transition Agreement (the “Colo Retirement Agreement”) with Mr. Colo on October 31, 2023. The details of these agreements are set forth under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”
Effective January 8, 2024, Mr. Pasagic was promoted to the newly-created position of Chief Commercial Officer, having previously served as our Vice President of Technology and Chief Information Officer since July 2021.
Components of Our Compensation Program
The principal components of our compensation program are base salary, short-term annual incentive awards, long-term equity awards, and retirement compensation.
•Base salary is designed to attract and retain executive officers. In setting base salaries, the Committee consider internal fairness of pay in terms of the scope of job responsibilities, external competitiveness so that we can attract and retain needed talent, and a consistent, motivating system for administering compensation.
•Short-term incentive awards are intended to focus our executive officers on performance goals deemed critical to our profitability and financial performance. By rewarding executive officers for strong performance, we help align their interests with those of our stockholders.
•Long-term incentive awards, which are based on prior-year performance and are granted in the form of restricted stock units (“RSUs”), are intended to motivate the achievement of key performance goals and thereby generate stockholder value, provide executive officers an opportunity to increase ownership of our common stock, help attract and retain executive officers over the longer term, and be cost efficient. The Committee’s typical practice is to grant annual equity awards in mid-

February each year, with the number of RSUs granted varying based on achievement against performance goals for the prior year.
•Retirement compensation provided through our 401(k) plan and our non-qualified deferred compensation plan permits our executive officers to, among other things, reduce their current income taxes by making limited pre-tax contributions to increase, enhance, and diversify their retirement savings. For additional information, see “—Elements of Compensation—Retirement Compensation.”
Consideration of Say-On-Pay Results
At the 2023 annual meeting of stockholders, all of the shares of preferred stock and more than 95% of the shares of common stock voting on the matter voted for the approval of compensation of our named executive officers for 2022. We believe this indicates stockholder support for our compensation program.
How We Determine Compensation
The Committee reviews and approves the salary and incentive compensation of our Chief Executive Officer and other executive officers. Our Chief Executive Officer provides the Committee with his performance assessment and compensation recommendations for our other executive officers, which the Committee considers in making compensation decisions regarding our other executive officers.
The Committee has unrestricted access to management. It may also request the participation of management or the Committee’s independent compensation consultant at any meeting or executive session. Committee meetings are regularly attended by our Chief Executive Officer (except for executive sessions and discussions of his own compensation). The Committee regularly discusses executive compensation matters with the full Board of Directors and annually reviews our Chief Executive Officer’s compensation with the Board in an executive session of non-management directors.
The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it determines the services of such advisors to be necessary or appropriate.
Use of Peer Group and Survey Data. The Committee uses a peer group, as described below, as well as survey data for similar-sized manufacturing companies when designing our executive compensation program. The Committee also uses this information to review the competitiveness of our executive officer compensation and in setting executive officer compensation. The Committee reviews a benchmarking report periodically prepared by its independent compensation consultant identifying the ranges of compensation for persons with similar responsibilities to those our executive officers with respect to our peer group and the survey data. If insufficient peer group data is available for a specific executive officer position, the Committee will only review survey data for that position.
The Committee targets a total direct compensation range for each executive officer that is within 80% to 120% of the median total direct compensation for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, an executive officer’s total direct compensation may fall above or below the targeted level because of his or her tenure, experience level, or performance.
In December 2022, the Committee approved the peer group used for 2023 compensation decisions for our executive officers. In establishing this peer group, the Committee worked with its independent compensation consultant to determine the appropriate size and relevant industries of the peer group, which were food ingredient and consumer food and packaged goods companies. The peer group for 2023 compensation decisions for our executive officers consisted of the following 16 companies:

2023 Peer Group Companies
B&G Foods, Inc.	Calavo Growers, Inc.	Hostess Brands, Inc.	Sensient Technologies Corporation
Balchem Corporation	Celsius Holdings, Inc.	Inter Parfums, Inc.	Tootsie Roll Industries, Inc.
Boston Beer Company	Duckhorn Portfolio, Inc. (The)	J&J Snack Foods Corp.	Turning Point Brands, Inc.
Cal-Maine Foods, Inc.	Freshpet, Inc.	Limoneira Company	Vintage Wine Estates, Inc.

Elements of Compensation
Base Salary. The Committee targets for each executive officer’s base salary a range that is within 80% to 120% of the median base pay for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, a particular individual’s salary may fall above or below the targeted level because of his or her tenure, experience level, or performance.
When making base salary adjustments, the Committee also takes into account each executive officer’s performance, Company performance, and any changes in an executive officer’s duties. When made, annual base salary adjustments usually take place after the start of the next year but are retroactive to the beginning of the year. Adjustments sometimes occur at other times of the year for reasons such as a promotion or other change in duties.
As a result of its review, in February 2023, the Committee determined to make changes to our named executive officer base salaries, effective January 1, 2023, primarily to more closely align with the median for base pay of comparable positions within our peer group and the survey data, as shown in the following table.

Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($)	Increase (%)
David S. Bratcher	475,000	500,000	5
Brandon M. Gall	415,000	465,000	12
Curtis C. Landherr(1)	425,000	425,000	—
Amel Pasagic	275,000	344,000	25
David J. Colo	767,000	844,000	10
(1)    Mr. Landherr joined the Company on October 17, 2022 and his offer letter provided that he would not receive a base salary increase for 2023.

In connection with Mr. Bratcher’s appointment as Chief Executive Officer and President, and along with other related compensation changes, the Committee increased his base pay to $625,000, effective January 1, 2024. In addition, in connection with Mr. Pasagic’s promotion to Chief Commercial Officer, the Committee increased his base salary to $425,000, effective January 8, 2024. Mr. Pasagic’s target incentive opportunities under our short-term and long-term incentive compensation programs did not change in connection with this promotion and remained at 50% and 65% of base salary, respectively.
Incentive Compensation. The Committee believes a significant portion of executive officer compensation should be incentive based, and that by rewarding good performance, such arrangements help align the interests of our executive officers with those of our stockholders. The goal of our incentive program is to closely align how we compensate executive officers with our business strategy. Specifically, the Committee wants to encourage executive officers to focus on driving Company profitability, reduce costs, and create efficiencies to improve our ongoing operations. The Committee rewards them for success by basing short-term bonuses and long-term equity incentive awards on the attainment of performance metrics that they believe correspond with the creation of stockholder value.
Short-Term Incentive Plan. Our Short-Term Incentive Plan (the “STI Plan”) is designed to attract, motivate, and retain executive officers and to tie their short-term incentive (“STI”) compensation to achievement of profitability and other goals. Pursuant to the STI Plan, STI incentive compensation, payable in cash, is dependent on the achievement of Company financial performance metrics established by the Committee and individual performance.
Each executive officer is entitled to an STI award equal to a certain percentage of the executive officer’s base salary if the plan (or, target) level of performance is achieved, with the opportunity to earn up to 200% of this target payout based on the level of achievement of the performance metrics. For 2023, the Committee set the target STI incentive opportunity for each of the named executive officers as a percentage of base salary as 100% for Mr. Colo, 60% for Mr. Gall and Mr. Bratcher, and 50% for Mr. Landherr and Mr. Pasagic. The Committee made no changes to these target percentages in 2023, as compared to 2022. In connection with his appointment to Chief Executive Officer and President, the Committee increased Mr. Bratcher’s target STI incentive opportunity for 2024 to 100% of base salary.
For 2023, the Committee chose adjusted operating income (“Adjusted Operating Income”), adjusted earnings before interest, taxes, and depreciation (“Adjusted EBITDA”), and adjusted basic earnings per share (“Adjusted Basic EPS”), with the weightings and payout scale presented in the table below, as the STI financial performance metrics. Adjusted Operating Income was the core measure of performance under the STI Plan, reflecting the Committee’s belief that this measure of performance is the most sensitive to management’s performance. Adjusted EBITDA is a common metric used by stockholders to measure performance and Adjusted Basic EPS reflects the Company’s full financial performance. These quantitative financial performance goals represent 90% of the total STI award and 10% of the total STI award is based on individual performance.

The financial performance metric payout levels listed below include the impact of estimated bonus payments that would be made as a result of achievement of these metrics under the STI Plan.

Financial Performance Metrics	Weighting (%)	Threshold Payout of 50% ($)	Target Payout of 100% ($)	Maximum Payout of 200% ($)
Adjusted Operating Income	70	149.0 million	163.9 million	178.8 million
Adjusted EBITDA	20	169.3 million	187.1 million	202.0 million
Adjusted Basic EPS	10	4.94	5.30	5.81
The Committee believes adjustments to Company financial performance metric achievements results are appropriate to avoid the impact (positive or negative) on the results from unusual or non-recurring items outside of management’s control. In determining the level of achievement of the financial performance metrics for 2023, the Committee approved adjustments with respect to the calculation of Adjusted Operating Income and Adjusted EBITDA of $19.4 million and Adjusted Basic EPS of $0.66 related to the impairment of long-lived assets and other charges in connection with the closure of our Atchison, Kansas distillery; Adjusted Operating Income and Adjusted EBITDA of $7.1 million and Adjusted Basic EPS of $0.24 related to the change in fair value of contingent consideration related to our acquisition of Penelope Bourbon LLC; Adjusted Operating Income and Adjusted EBITDA of $2.1 million and Adjusted Basic EPS of $0.07 of business acquisition costs; and Adjusted Operating Income and Adjusted EBITDA of $3.1 million and Adjusted Basic EPS of $0.11 million of CEO transition costs related to share-based compensation costs, in each case because these items related to unusual events that were not contemplated when the performance goals were initially set.
For 2023, the Committee determined that the following results were achieved for each STI performance metric:

Performance Metrics	Weighting (%)	Actual Performance Achieved ($)	Resulting Performance Factor Achievement (%)
Adjusted Operating Income	63	180.3 million	200
Adjusted EBITDA	18	202.5 million	200
Adjusted Basic EPS	9	5.90	200
Individual Performance	10	n/a	200
As a result of this performance, each named executive officer received and STI award for 2023 with a payout equal to 200% (the maximum amount) in March 2024, as shown in the following table.

Named Executive Officer	STI Award Paid ($)	Target STI Award ($)	Percentage of Target STI Award (%)
David S. Bratcher	600,000	300,000	200
Brandon M. Gall	558,000	279,000	200
Curtis C. Landherr	425,000	212,500	200
Amel Pasagic	344,000	172,000	200
David J. Colo(1)	1,688,000	844,000	200
(1) Pursuant to the terms of the Colo Retirement Agreement, Mr. Colo remained eligible to receive a payout of his STI award for the 2023 performance year.
Long-Term Incentive Program. Under our long-term incentive (“LTI”) program, we issue a variable number of RSUs based on the achievement of profitability and other goals, which attract and motivate our executive officers, align with stockholder value creation, and align with our pay-for-performance compensation philosophy. The RSUs have time-based vesting to align the interests of our executive officers with the interests of our stockholders by promoting the stability and retention of our executive team over the longer term.
The Committee set the LTI target opportunity for 2023 for the named executive officers as a percentage of base salary as 170% for Mr. Colo, 100% for Mr. Bratcher and Mr. Gall, and 65% for Mr. Landherr and Mr. Pasagic. These target percentages reflect an increase for Mr. Colo from his 2022 target percentage of 140% and an increase for Mr. Bratcher and Mr. Gall from their 2022 target percentage of 75%, following a review of our peer group and survey data. In connection with his appointment to Chief Executive

Officer and President, the Committee increased Mr. Bratcher’s LTI target opportunity for 2024 to 170% of base salary. In addition, the Committee increased Mr. Gall’s target LTI incentive opportunity for 2024 to 115% of base salary.
For 2023, the Committee set the performance metrics, weightings, targeted achievement levels, and payout scale for the LTI program as the same as for the STI awards discussed above.
The RSUs granted in February 2024 were based on 2023 performance, have pro rata vesting over a three-year period, with one-third vesting each year, and are subject to a “double trigger” change-in-control provisions, which means that the RSUs are only accelerated if the executive officer’s employment is terminated without cause or voluntarily for good reason within 18 months of a change in control. RSUs granted prior to 2023 had three-year cliff vesting and “single trigger” change-in-control provisions (for more information, see “Compensation Tables—Potential Payments on Termination or Change in Control”). RSU holders are entitled to receive cash dividend equivalents with respect to shares underlying their RSUs, to be paid at the same time as dividend payments are made to holders of our common stock.
In February 2024, the Committee reviewed 2023 performance and issued RSUs in the amounts presented below to each of our named executive officers under our LTI program based on a payout equal to 200% (the maximum amount).

Named Executive Officer	RSUs Issued (#)	Grant Date Fair Value ($)	Target LTI Award Value ($)	Percentage of Target LTI Award (%)
David S. Bratcher	11,779	1,000,037	500,000	200
Brandon M. Gall	10,954	929,995	465,000	200
Curtis C. Landherr	6,508	552,529	276,250	200
Amel Pasagic	5,267	447,168	223,600	200
David J. Colo(1)	33,800	2,869,620	1,434,800	200
(1) Pursuant to the terms of the Colo Retirement Agreement, Mr. Colo remained eligible to receive RSUs for the LTI award he earned for the 2023 performance year.
Retirement Compensation. We provide retirement compensation through our 401(k) plan, a tax-qualified defined contribution plan. We provide a Company match of 1% for each 1% of employee deferral to their 401(k) plan account, up to a maximum of 6%. In addition, our non-qualified deferred compensation plan permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant from the choices available in our 401(k) plan. For more information, see “Compensation Tables—Non-Qualified Deferred Compensation” and “Compensation Tables—Potential Payments on Termination or Change in Control.” For information about the Colo Retirement Agreement, see “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Colo’s Employment Agreement and Retirement Agreement.”
Executive Severance Plan. The Committee has adopted the MGP Ingredients, Inc. Executive Severance Plan (the “Executive Severance Plan.” The Executive Severance Plan is designed to provide uniform treatment of individuals not covered by individual employment agreements, attract these executive officers, and encourage retention of these executive officers by providing financial protection in the event of unexpected job loss resulting from certain terminations of employment. More information about the Executive Severance Plan can be found under “Compensation Tables—Potential Payments on Termination or Change in Control.”
Other Compensation Programs. We provide limited executive perquisites to our executive officers, as described herein, and we do not offer significant executive benefits, such as supplemental executive retirement plans. We provide supplemental long-term disability coverage to our executive officers, and executive officers can elect to receive supplemental life insurance coverage. Mr. Colo received an automobile allowance of $500 per month pursuant to the terms of his employment agreement. Mr. Bratcher and Mr. Pasagic receive an automobile allowance of $1,500 and $600 per month, respectively, and reimbursement for gas expenses. In addition, pursuant to his offer letter, we agreed to reimburse Mr. Landherr for certain costs related to his subsequent relocation to our principal executive office.
Stock Ownership Guidelines
We have adopted stock ownership guidelines to better align the interests of our executive officers and directors with the interests of stockholders and promote our commitment to sound corporate governance.
Under the guidelines, our executive officers are required to achieve ownership of our common stock at specified levels within five years of becoming an executive officer. Our Chief Executive Officer is expected to own shares of our common stock valued at five time his annual base salary. Our Chief Financial Officer is expected to own shares of our common stock valued at two times his annual base salary and our other executive officers are expected to own shares of our common stock valued at one-half times their annual base salary. As of March 25, 2024, each of our executive officers were in their five-year phase-in period and are progressing toward attaining the applicable ownership guideline, and Mr. Gall, whose fifth anniversary in his role as Chief Financial Officer is in April 2024, is in compliance with the guidelines.
Under the guidelines, each non-employee director is expected to own shares of our common stock valued at three times the annual retainer payable to such director. Non-employee directors are required to satisfy their guideline level within five years of joining our Board. As of March 25, 2024, each of our non-employees directors either own a sufficient number of shares of our common stock to be in compliance with the guidelines or are within the five-year phase-in period.
Shares that count toward satisfaction of the stock ownership guidelines for executive officers and directors include shares owned outright by the executive officer or director, or his or her immediate family members residing in the same household shares held in trust for the benefit of the executive officer or director, or his or her immediate family members.
Prohibition on Hedging, Pledging, and Short Sales
We also have an insider trading policy that, among other things, prohibits directors, executive officers, and employees from entering into any hedging or monetization transactions or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar or other derivative security. In addition, we prohibit pledging shares of our common stock as collateral by directors, executive officers, and employees. As of the date of this proxy statement, no directors or executive officers had shares pledged.
Compensation Clawback
We have adopted a compensation clawback policy that complies with the new SEC and Nasdaq rules for our Section 16 officers. The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former Section 16 officers that was received during the three years preceding the date that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Human Resources and Compensation Committee Members:
Thomas A. Gerke (Chair)
Neha J. Clark
Preet H. Michelson
Lori L.S. Mingus
Kevin S. Rauckman
Karen L. Seaberg
Todd B. Siwak

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for 2023, 2022, and 2021:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David S. Bratcher Chief Executive Officer and President (since January 1, 2024); Chief Operating Officer and President of Branded Spirits (until December 31, 2023)	2023	500,000	712,479	600,000	64,469	1,876,948
	2022	475,000	441,713	570,000	52,103	1,538,816
	2021	342,828	294,981	453,000	22,627	1,113,436
Brandon M. Gall Vice President of Finance and Chief Financial Officer and Treasurer	2023	465,000	622,487	558,000	22,531	1,668,018
	2022	415,000	487,525	498,000	35,899	1,436,424
	2021	375,000	417,355	450,000	26,555	1,268,910
Curtis C. Landherr Vice President, Chief Legal Officer and Corporate Secretary	2023	425,000	115,082	425,000	49,155	1,014,237
Amel Pasagic Chief Commercial Officer (since January 8, 2024); Vice President of Technology and Chief Information Officer (until January 7, 2024)	2023	344,000	357,547	344,000	31,661	1,077,208
	2022	275,000	179,516	275,000	33,329	762,845
David J. Colo Senior Advisor (until April 30, 2024); Chief Executive Officer and President (until December 31, 2023)	2023	844,000	2,147,608	1,688,000	30,257	4,709,865
	2022	767,000	1,712,716	1,534,000	56,261	4,069,977
	2021	685,100	1,281,242	1,370,200	37,153	3,373,695
(1)The amount shown is the grant date fair value of awards made during the period computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and represents RSUs granted on February 16, 2023 and earned under the LTI program for the 2022 performance year. Mr. Bratcher, Mr. Gall, Mr. Landherr, Mr. Pasagic, and Mr. Colo were granted RSUs based on 2023 performance on February 14, 2024 in the amounts of $1,000,037, $929,995, $552,529, $447,168, and $2,869,620, respectively. These grants are not included in the Summary Compensation Table.
(2) Amounts shown reflect annual cash incentive payments under the STI Plan for 2023 performance that were paid in March 2024.
(3) Includes Company contributions to 401(k) plan accounts for 2023 in the following amounts: Mr. Bratcher - $19,800, Mr. Gall - $19,800, Mr. Landherr - $19,800, Mr. Pasagic - $19,126, and Mr. Colo - $19,800. Includes amounts paid by the Company for the purchase of additional life insurance for Mr. Gall and Mr. Landherr. Includes an automobile allowance and gas reimbursement for Mr. Bratcher and Mr. Pasagic in the amounts of $21,129 and $9,759, respectively, and an automobile allowance in the amount of $6,000 for Mr. Colo. For Mr. Bratcher, includes a 25-year service anniversary gift of $15,036, which includes a gross up of $6,958, and reimbursement of $4,275 for legal fees in connection with negotiating and drafting his employment agreement. For Mr. Landherr, includes payments or reimbursement of $16,361 of commuting costs and $8,221 of relocation expenses. Additionally, includes amounts paid by the Company for the purchase of long-term disability insurance.

Grants of Plan-Based Awards
The following table sets forth information about STI and LTI awards granted to each named executive officer during the year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
David S. Bratcher
LTI Opportunity(1)	2/15/2023				250,000	500,000	1,000,000
STI Opportunity(2)	2/15/2023	150,000	300,000	600,000
RSUs(3)	2/16/2023							7,355	712,479
Brandon M. Gall
LTI Opportunity(1)	2/15/2023				232,500	465,000	930,000
STI Opportunity(2)	2/15/2023	139,500	279,000	558,000
RSUs(3)	2/16/2023							6,426	622,487
Curtis C. Landherr
LTI Opportunity(1)	2/15/2023				138,125	276,250	552,500
STI Opportunity(2)	2/15/2023	106,250	212,500	425,000
RSUs(3)	2/16/2023							1,188(4)	115,082
Amel Pasagic
LTI Opportunity(1)	2/15/2023				111,800	223,600	447,200
STI Opportunity(2)	2/15/2023	86,000	172,000	344,000
RSUs(3)	2/16/2023							3,691	357,547
David J. Colo
LTI Opportunity(1)	2/15/2023				717,400	1,434,800	2,869,600
STI Opportunity(2)	2/15/2023	422,000	844,000	1,688,000
RSUs(3)	2/16/2023							22,170	2,147,608
(1)The amounts reported under the Threshold, Target, and Maximum columns reflect the values of the possible LTI awards. If less than the Threshold performance targets are met, no incentive award is paid. The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column represents the maximum awards available regardless of the amount by which the performance targets are exceeded. The performance targets relate to both quantitative and qualitative criteria. The award amounts are denominated in dollars but are payable in RSUs in the number of shares that the award equates to at the time of payout. In February 2024, each named executive officer received an award of RSUs based on 2023 performance that was the maximum award payable, as described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program.”
(2)The amounts reported under the Threshold, Target, and Maximum columns reflect the possible STI awards. If less than the Threshold performance targets are met, no incentive award is paid. The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column represents the maximum awards available regardless of the amount by which the performance targets are exceeded. The performance targets performance goals relate to both quantitative and qualitative criteria. For 2023, each named executive officer received an STI award that was the maximum amount payable, as reported in the Summary Compensation Table.
(3)Represents the grant of RSUs based on Company financial performance goals and the named executive officer’s individual performance for 2022. The RSUs will vest on February 16, 2026.
(4)Prorated amount based on October 17, 2022 start date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Mr. Colo’s Employment Agreement and Retirement Agreement
In connection with Mr. Colo’s appointment as an officer of the Company, initially as our President and Chief Operating Officer effective March 16, 2020, and then as our Chief Executive Officer and President, we entered into an employment agreement with Mr. Colo on February 7, 2020 (the “Colo Employment Agreement”). Among other things, the Colo Employment Agreement provided for his initial compensation levels, including a minimum base salary during his term, and other compensation related to his hire as our Chief Executive Officer and President.
Mr. Colo’s employment under the Colo Employment Agreement terminated on the close of business on December 31, 2023 in connection with his retirement as our Chief Executive Officer and President. Pursuant to the terms of the Colo Retirement Agreement, Mr. Colo will remain our employee, in a senior advisor, non-officer capacity, to facilitate the chief executive officer transition through April 30, 2024. Mr. Colo will continue to receive his 2023 base salary during the transition term and he remained eligible to receive a payout of his STI and LTI awards for 2023 performance, but he is not entitled to an STI or LTI award for the portion of the 2024 performance year while he remains employed. In addition, Mr. Colo’s unvested RSUs will continue to vest on their scheduled vesting dates, as contemplated by the Colo Employment Agreement.
Mr. Bratcher’s Employment Agreement
We entered into an employment agreement with Mr. Bratcher on October 31, 2023 (the “Bratcher Employment Agreement”) in connection with his appointment as our Chief Executive Officer and President effective January 1, 2024. Among other things, the Bratcher Employment Agreement provides for:
•Base Salary. Mr. Bratcher will receive a base salary of $625,000 per year. Mr. Bratcher’s base salary will be reviewed annually by the Human Resources and Compensation Committee in accordance with the Company’s performance evaluation practices, but it may not be decreased without Mr. Bratcher’s consent.
•Short-Term Incentive. Mr. Bratcher’s target STI award for the 2024 performance year will be 100% of his base salary. The amount and timing of payments under the STI Plan will be at the discretion of the Human Resources and Compensation Committee based on the attainment by the Company of quantitative performance measures set by the Board and qualitative goals for Mr. Bratcher determined by the Committee. The terms and conditions of the STI Plan for future years will be reviewed and established annually by the Committee.
•Long-Term Incentive. Mr. Bratcher is eligible to participate in the LTI program for each fiscal year during which he is employed. For the 2024 performance year, Mr. Bratcher’s target LTI award will have a value equal to 170% of his base salary. The terms and conditions of the LTI awards for future years will be reviewed and established annually by the Human Resources and Compensation Committee.
•Personal Benefits. Mr. Bratcher retains his automobile allowance of $1,500 per month and gas reimbursement and was entitled to reimbursement for up to $10,000 for his legal fees incurred in connection with negotiating and drafting the Bratcher Employment Agreement.
•Severance. In the event that Mr. Bratcher’s employment terminates for any reason after the end of a fiscal year but before payment of his STI award for that prior fiscal year, he will be entitled to receive his STI award.
In addition, in the event that Mr. Bratcher’s employment terminates for reasons other than cause or for good reason (each as defined in the Bratcher Employment Agreement), he will be entitled to receive (i) two years of base salary continuation, (ii) a prorated STI award based on actual performance for the performance year in which the termination occurs, (iii) a prorated LTI award based on actual performance for the performance year in which termination occurs, and (iv) the full-year LTI award for any completed performance year unpaid as of the date of termination. In addition, except in the event of a termination by the Company for cause, disability, or death (each as defined in the Bratcher Employment Agreement), all of Mr. Bratcher’s unvested RSUs will continue to vest on their scheduled vesting dates. Payment of any of the foregoing benefits is conditioned upon Mr. Bratcher signing and not rescinding a release in favor of the Company.
Upon a termination for disability or death, Mr. Bratcher or his estate will also be entitled to receive a prorated STI award based on actual performance for the performance year in which the termination occurs and, in the case of termination due to disability, subject to Mr. Bratcher signing and not rescinding a release in favor of the Company.

Mr. Landherr’s Offer Letter
We entered into an offer letter with Mr. Landherr, dated August 9, 2022, in connection with his hire as our Vice President, Chief Legal Officer and Corporate Secretary. Pursuant to the terms of the offer letter, we agreed to provide Mr. Landherr a relocation package in connection with his subsequent relocation to our principal executive offices, scheduled to occur in 2024. Certain relocation expenses were incurred in 2023, with the remaining expenses expected to be incurred in 2024.
Outstanding Equity Awards on December 31, 2023
The following table shows information concerning outstanding RSU awards held by each named executive officer on December 31, 2023. No stock options were held by any named executive officers as of December 31, 2023. Amounts shown are based on a price of $98.52 per share, the closing market price of our common stock on December 29, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David S. Bratcher	4,987	(1)	491,319
	5,679	(2)	559,495
	7,355	(3)	724,615
Brandon M. Gall	6,294	(4)	620,085
	2,500	(5)	246,300
	6,500	(6)	640,380
	6,268	(2)	617,523
	6,426	(3)	633,090
Curtis C. Landherr	1,000	(7)	98,520
	1,188	(3)	117,042
Amel Pasagic	575	(1)	56,649
	2,308	(2)	227,384
	3,691	(3)	363,637
David J. Colo	19,322	(4)	1,903,603
	22,020	(2)	2,169,410
	22,170	(3)	2,184,188
(1)This award vested on April 1, 2024.
(2)This award will vest on February 10, 2025.
(3)This award will vest on February 16, 2026.
(4)This award vested on February 11, 2024.
(5)This award vested on February 18, 2024.
(6)This award will vest on February 12, 2025.
(7)This award will vest on October 17, 2025.

Stock Vested
The following table sets forth information with respect to our named executive officers concerning the vesting of RSU awards during the year ended December 31, 2023. Mr. Gall and Mr. Colo are the only named executive officers with RSUs that vested in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brandon M. Gall	720	68,839
David J. Colo	8,000	747,920
(1)Amounts calculated using the closing market price of our common stock on the vesting date (or if such date is not a trading day, the closing market price of our common stock on the trading day immediately preceding the vesting date), multiplied by the number of shares vested.
Non-Qualified Deferred Compensation

We have adopted a non-qualified deferred compensation plan for our executive officers, which permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant from the choices available in our 401(k) plan. Aggregate earnings (losses) represent price appreciation (or depreciation) on the investments plus dividends or interest paid on investments.
The following table sets forth the contributions made by our named executive officers and the earnings accrued on all such contributions under our non-qualified deferred compensation plan during the year ended December 31, 2023. Mr. Gall is the only named executive officer with a balance under our non-qualified deferred compensation plan as of December 31, 2023.

	Executive Contributions in 2023	Registrant Contributions in 2023	Aggregate Earnings (Losses) in 2023	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2023 Year End
Name	($)(1)	($)	($)(1)	($)	($)(2)
Brandon M. Gall	—	—	56,463	39,356	360,661
(1)Amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(2)Amounts include $276,117 for Mr. Gall that was previously reported in the Summary Compensation Table for years prior to 2023.
Potential Payments on Termination or Change in Control
In order to offer competitive compensation to our executive officers, ensure retention of our executive officers, and incentivize our executive officers to remain focused on stockholder interests, we offer payments and benefits to our executive officers upon certain termination events and a change-in-control.
Employment Agreements
Mr. Colo was entitled to certain severance benefits pursuant to the Colo Employment Agreement had his employment terminated under certain circumstances prior to the termination of the Colo Employment Agreement in connection with his retirement from his position as our Chief Executive Officer and President on December 31, 2023. As a result, he is no longer entitled to the severance benefits that were in effect on December 31, 2023 under the Colo Employment Agreement and is only entitled to the payments set forth in the Colo Retirement Agreement, described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Colo’s Employment Agreement and Retirement Agreement.”
Pursuant to the Colo Employment Agreement, in the event that Mr. Colo’s employment is terminated for any reason after the end of a fiscal year but before payment of his STI award for that prior fiscal year, he would have been entitled to receive his STI award. In addition, in the event that Mr. Colo’s employment terminated for reasons other than cause or for good reason (each as defined in the Colo Employment Agreement), he would have been entitled to receive (i) two years of base salary continuation, (ii) a prorated STI award based on actual performance for the performance year in which the termination occurs, (iii) a prorated LTI award based on actual performance for the performance year in which termination occurs, and (iv) the full-year LTI award for any completed performance year unpaid as of the date of termination. In addition, except in the event of a termination by the Company for cause, disability, or death (each as defined in the Colo Employment Agreement), all of Mr. Colo’s unvested RSUs would have continued to vest on their scheduled vesting dates (see “—Restricted Stock Unit Awards” for a description of the treatment of Mr. Colo's unvested RSUs upon death or disability). Payment of any of the foregoing benefits was conditioned upon Mr. Colo signing and not rescinding a release in favor of the Company.
Pursuant to the Colo Employment Agreement, upon a termination for disability or death, Mr. Colo or his estate would have also received a prorated STI award based on actual performance for the performance year in which the termination occurs, one year of base salary continuation, and, in the case of termination due to disability, subject to Mr. Colo signing and not rescinding a release in favor of the Company.
Prior to his appointment as our Chief Executive Officer and President effective January 1, 2024 and the entry into the Bratcher Employment Agreement, we were previously a party to an agreement with Mr. Bratcher, dated June 27, 2022 (the “Bratcher Severance Agreement”), that would have determined his severance benefits had his employment terminated under certain circumstances prior to termination of that agreement on December 31, 2023.
Pursuant to the Bratcher Severance Agreement, in the event of a termination by the Company without cause or voluntary termination by Mr. Bratcher with good reason (each as defined in the Severance Plan), Mr. Bratcher would have been entitled to (i) receive a prorated LTI award based on actual performance for the performance year in which the termination occurs, (ii) receive the full-year LTI award for any completed performance year unpaid as of the date of termination, and (iii) continued vesting of Mr. Bratcher's unvested RSUs on their scheduled vesting dates. Payment of any of the foregoing benefits was conditioned upon Mr. Bratcher signing and not rescinding a release in favor of the Company. As of January 1, 2024, Mr. Bratcher’s right to receive severance benefits is governed by the Bratcher Employment Agreement, described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Bratcher’s Employment Agreement.”
Executive Severance Plan

Each of our executive officers participates in the Severance Plan. However, as of January 1, 2024, Mr. Bratcher is no longer a participant in the Severance Plan. Pursuant to the Severance Plan, upon a termination by the Company without cause or a termination by the Severance Plan participant for good reason (each as defined in the Severance Plan), the participant will receive severance in an amount equal to:
•an applicable severance multiplier (one for any participant who is not the Chief Executive Officer and two for any participant who is the Chief Executive Officer) times the participant’s base salary in effect immediately prior to the date of the termination, which is paid in substantially equal installments over a one-year period following termination; plus
•a prorated annual STI award based on the Company’s actual performance in the year in which termination occurs, which will be paid on the date that STI awards are paid to our senior executives; and
•reimbursement for certain COBRA premiums for a limited period (up to 24 months after termination in the case of a participant who is the chief executive officer and six months in the case of a participant that is not the chief executive officer).
The Severance Plan does not affect the terms of any outstanding equity awards. Any severance benefits payable to a participant under the plan would be reduced by any severance benefits to which the participant would otherwise be entitled under any other severance policy or plan, including any agreement between a participant and the Company (unless the plan or agreement expressly provides for severance benefits to be in addition to those provided under the Severance Plan).
Restricted Stock Unit Awards
The treatment of RSUs under various termination scenarios under RSU awards agreements is as follows:
•Change in Control. Commencing with RSUs granted in 2023, RSU awards include a “double trigger” change in control provision, which means that that unvested RSUs will accelerate and vest only if there is a change in control (as defined in the 2014 Equity Incentive Plan, as amended (the “2014 Plan”)) and the executive officer’s employment is terminated without cause or for good reason (as defined in the applicable RSU award agreement) within 18 months following the change in control. Unvested RSUs granted prior to 2023 vest upon a change in control.
•Retirement. Upon retirement, unvested RSUs will continue to vest on their scheduled vesting dates. Commencing with RSUs granted in 2023, the definition of retirement required the executive officer to be at least age 60 with at least five years of service with us. For RSUs granted prior to 2023, the definition of retirement required the executive officer to be at least age 65.
•Death or disability. Upon any executive officer’s death or disability (as defined in the 2014 Plan), any unvested RSUs will immediately vest.
Under the RSU award agreements, upon termination of employment or separation from service for any other reason, any RSUs that have not previously vested are forfeited.
In addition to the provisions in the RSU award agreements, the Colo Employment Agreement, the Bratcher Employment Agreement, and the Bratcher Severance Agreement provide for the treatment of RSUs upon termination in certain circumstances, as described under “—Employment Agreements” and “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Bratcher’s Employment Agreement.”
Short-Term Incentive Plan
Under the terms of the STI Plan, if a change in control (as defined in the STI Plan) occurs during a performance year, each executive officer will receive his or her full target STI award, without regard to actual performance. Upon an executive officer’s death or disability (as defined in the STI Plan), the executive officer (or his or her estate) is entitled to receive under the STI Plan (i) a prorated STI award based on actual performance for the performance year in which the termination occurs, and (ii) a full-year STI award for any completed performance year unpaid as of the date of termination.
If an executive officer’s employment terminates for any other reason, the executive officer forfeits any rights to an STI award under the terms of the STI Plan. However, the Human Resources and Compensation Committee has the option to pay a prorated STI award based on actual performance for the performance year in which the termination occurs, unless the termination is for cause (as defined in the STI Plan).
In addition to the provisions in the STI Plan, the Colo Employment Agreement, the Bratcher Employment Agreement, and the Bratcher Severance Agreement provide for the treatment of STI awards upon termination in certain circumstances, as described under “—Employment Agreements” and “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Bratcher’s Employment Agreement.”
Post Termination and Change-in-Control Benefits as of December 31, 2023
The following table sets forth estimated amounts that our named executive officer would have been entitled to in the event of the named executive officer’s employment with us terminated or a change in control occurred on December 31, 2023. Amounts shown are based on a price of $98.52 per share, the closing market price of our common stock on December 29, 2023, and do not include potential payments for dividend equivalents. Mr. Colo retired from his position as our Chief Executive Officer and President effective December 31, 2023 and is entitled to receive payments and other benefits (consisting of a payout of his STI award and LTI award for 2023 as well as continued vesting of his outstanding RSUs) with an estimated value of $11,267,178 pursuant to the terms of the Colo Retirement Agreement and, as a result, is not reflected in the following table.

Name	Termination Without Cause or for Good Reason(1) ($)	Change in Control(2) ($)	Change in Control and Termination Without Cause or for Good Reason(3) ($)	Death or Disability(4) ($)
David S. Bratcher	4,046,644	1,350,814	4,046,644	2,375,429
Brandon M. Gall	1,033,084	2,403,288	1,666,174	3,315,378
Curtis C. Landherr	860,084	311,020	977,126	640,562
Amel Pasagic	698,748	456,033	1,062,385	991,670
(1)For Mr. Bratcher, amount represents 1x base salary, prorated 2023 STI award (in this case, the full award since the date of termination is year-end), prorated LTI award (in this case, the full award since the date of termination is year-end), vesting of outstanding RSUs, plus certain COBRA premium reimbursement for 6 months. For Mr. Gall, Mr. Landherr, and Mr. Pasagic, amounts represents 1x base salary plus, prorated 2023 STI award (in this case, the full award since the date of termination is year-end), plus certain COBRA premium reimbursement for 6 months.
(2)Amounts represent vesting of outstanding RSUs granted prior to 2023 and 2023 STI award at target. Amounts payable in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

(3)Amounts represent amounts listed under “Termination Without Cause or for Good Reason” column plus, for Mr. Gall, Mr. Landherr, and Mr. Pasagic, vesting of outstanding RSUs granted in 2023. Amounts listed in this column are in addition to amounts that would be payable based solely on a change in control, as disclosed in the “Change in Control” column of this table. Amounts payable in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(4)Amounts represent vesting of outstanding RSUs and prorated 2023 STI award (in this case, the full award since the date of termination is year-end).
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted average of exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	226,410(1)	—	1,133,747(2)
Equity compensation plans not approved by stockholders	—	—	—
(1)Represents RSUs.
(2)Represents 964,050 securities remaining available for future issuance under the 2014 Plan and 169,697 securities available for future issuance under our 2014 Non-Employee Director Equity Incentive Plan. On April 1, 2024, the 2014 Plan and 2014 Non-Employee Director Equity Incentive Plan expired by their terms and no further awards can be issued under either plan as of that date. See “Proposal 4 — Approve the MGP Ingredients, Inc. 2024 Equity Incentive Plan” for information about the Company’s new equity plan being proposed for approval by stockholders at the Annual Meeting.

CHIEF EXECUTIVE PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Colo, our Chief Executive Officer and President during 2023.
As of December 31, 2022, we had approximately 626 U.S. employees and 64 employees in the United Kingdom (including Northern Ireland). We used total cash compensation, consisting of base pay, annual incentive compensation, and Company contributions to retirement plans for the 12-month period from January 1, 2022 through December 31, 2022 to identify our median employee. We did not annualize compensation for permanent employees who did not work for the entire measurement period. Our median employee remains unchanged from last year as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our 2023 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2023 pay ratio disclosure.
Our median employee’s compensation for 2023, calculated using the same methodology as the Summary Compensation Table in this proxy statement, was $86,104. Our Chief Executive Officer’s compensation for 2023, as reported in the Summary Compensation Table, was $4,709,865. Therefore, we estimate that our CEO to median employee pay ratio is 55:1.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive officer “compensation actually paid” (“CAP”) and certain Company financial performance metrics. The table below reflects CAP to our chief executive officer (“CEO”) and average CAP to our other named executive officers (the “Other NEOs”) during 2020 through 2023. In addition, the table compares our total shareholder return (“TSR”) against TSR for the Russell 2000 – Consumer Staples Index. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Compensation Discussion and Analysis.”
Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO(1)		Compensation Actually Paid to CEO(2)		Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income (millions)(7)	Adjusted Operating Income (millions)(8)
	Augustus C. Griffin (First CEO)	David J. Colo (Second CEO)	Augustus C. Griffin (First CEO)	David J. Colo (Second CEO)			TSR(5)	Russell 2000 – Consumer Staples Index TSR(6)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	N/A	4,709,865	N/A	4,318,377	1,409,103	1,298,732	209.85	128.73	107.13	180.30
2022	N/A	4,069,977	N/A	5,284,166	1,345,585	1,371,973	225.52	116.57	108.87	148.97
2021	N/A	3,373,695	N/A	4,038,070	1,139,922	1,441,624	179.30	135.66	90.82	126.36
2020	1,194,892	1,859,171	1,075,003	2,026,211	826,587	818,709	98.58	123.23	40.35	54.24
(1)The amounts reported in columns (b) represent the compensation reported in the “Total” column of the Summary Compensation Table for Augustus C. Griffin and Mr. Colo for the years in which they served as CEO. For the years reported in the table, Mr. Griffin was our CEO from January 2020 to May 2020, and Mr. Colo was our CEO from May 2020 to December 2023.
(2)The amounts reported in columns (c) represent the amount of CAP to Mr. Griffin and Mr. Colo, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Griffin and Mr. Colo during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Colo’s compensation for 203 to determine his CAP. Mr. Colo did not participate in a pension plan; therefore, no adjustment was made from the Summary Compensation Table totals related to pension value.

Year	Summary Compensation Table Total ($)	Minus:	Plus:	Compensation Actually Paid ($)
		Summary Compensation Table Stock Awards ($)	Equity Awards Adjustments(A) ($)
2023	4,709,865	2,147,608	1,756,120	4,318,377
(A)The equity award adjustments are shown in the following table.

Year	Year-End Fair Value of Equity Awards That Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Change in Fair Value from Prior Year-End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Equity Awards Adjustments ($)
2023	2,184,188	(103,120)	0	(324,948)	1,756,120
(3)    The amounts reported in column (d) represents the average of the amounts reported for the Other NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mr. Bratcher, Mr. Gall, Mr. Landherr, and Mr. Pasagic; (ii) for 2022, Mr. Gall, Mr. Bratcher, David E. Dykstra, Stephen J. Glaser, Mr. Pasagic, and Erika Lapish; (iii) for 2021, Mr. Gall, Mr. Bratcher, Mr. Dykstra, and Mr. Glaser; and (iv) for 2020, Mr. Gall, David E. Rindom, Mr. Dykstra, and Mr. Glaser.
(4)    The amounts reported in column (e) represent the average amount of CAP to the Other NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Other NEOs for 2023 to determine CAP, using the same methodology described in footnote 2 above. The Other NEOs did not participate in a pension plan; therefore, no adjustment was made from the Summary Compensation Table totals related to pension value.

Year	Average Reported Summary Compensation Table Total for Other NEOs ($)	Minus:	Plus:	Average Compensation Actually Paid to Other NEOs ($)
		Average Reported Summary Compensation Table Stock Awards for Other NEOs ($)	Average Equity Adjustments for Other NEOs(A) ($)
2023	1,409,103	451,899	341,528	1,298,732
(A)     The equity award adjustments are shown in the following table.

Year	Average Year-End Fair Value of Equity Awards that Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Average Change in Fair Value from Prior-Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Average Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Average Equity Awards Adjustments ($)
2023	414,424	(1,939)	0	(70,958)	341,528
(5)     TSR reported in column (h) is calculated based on a fixed investment of $100 made on December 31, 2019 through and including the end of the fiscal year for each year reported in the table, assuming dividend reinvestment. Our TSR calculations differ in these disclosures from those disclosed in our 2023 proxy statement due to a change in methodology.
(6)    The peer group reported in column (g) is the Russell 2000 – Consumer Staples Index. We used this index as our industry comparison index in the stock performance graph required by Item 201(e) of Regulation S-K as reported in our Annual Report on Form 10-K for the year ended December 31, 2023. Our TSR calculations differ in these disclosures from those disclosed in our 2023 proxy statement due to a change in methodology.
(7)    The amounts reported in column (h) represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)    Our Company-selected measure is Adjusted Operating Income, a non-GAAP measure, as defined under “Compensation Discussion and Analysis.” While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Adjusted Operating Income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link CAP to our NEOs, for the most recently completed fiscal year, to Company performance.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our STI and LTI awards are selected based on an objective of incentivizing our NEOs to increase stockholder value. The most important financial performance measures used by the Company to link executive officer CAP to our NEOs, for the most recently completed fiscal year, to our performance are:
•Adjusted Operating Income
•Adjusted EBITDA
•Adjusted Basic Earnings Per Share
Relationship between Pay and Performance
As described in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a pay-for-performance philosophy. While we utilize several performance measures to align executive officer compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Human Resources and Compensation Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between CAP and the information presented in the Pay Versus Performance table.
Compensation Actually Paid and TSR
As demonstrated by the following graph, the amount of CAP to Mr. Colo and Mr. Griffin and the average amount of CAP to the Other NEOs is aligned with our TSR over the four years presented in the table. The CAP aligns with our TSR over the period presented is because a significant portion of the CAP to Mr. Colo, Mr. Griffin, and the Other NEOs is comprised of equity awards. As described in more detail in “Compensation Discussion and Analysis,” our executive officer compensation program objectives are to align our compensation program with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable, and to retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers are aligned with those of stockholders.

Compensation Actually Paid vs. Company TSR
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Compensation Actually Paid
$250.00
$200.00
$150.00
$100.00
$50.00
$—
Cumulative TSR
(value of initial $100 investment)
$98.58
$179.30
$225.52
$209.85
2020
2021
2022
2023
First CEO
Second CEO
Average for Other NEOs
Company TSR

TSR of the Company and TSR of the Russell 2000 – Consumer Staples Index
As demonstrated by the following graph, our TSR over the four-year period presented in the table was $209.85, while the TSR of the Russell 2000 – Consumer Staples Index was $128.73 over the four years presented in the table.

Company TSR vs. Russell 2000 - Consumer Staples Index TSR
TSR
(value of initial $100 investment)
$250.00
$200.00
$150.00
$100.00
$50.00
2019
2020
2021
2022
2023
$100.00
$98.58
$179.30
$225.52
$209.85
$123.23
$135.66
$116.57
$128.73
Company TSR
Russell 2000 - Consumer Staples Index

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Colo and Mr. Griffin and the average amount of CAP to the Other NEOs is generally aligned with our net income over the four years presented in the table. While we do not use net income as a performance measure in the overall executive officer compensation program, the measure of net income is correlated with the measure of Adjusted Operating Income, which we use when setting goals for our STI and LTI programs.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Net Income (millions)
$125.00
$100.00
$75.00
$50.00
$25.00
$—
$40.35
$90.82
$108.87
$107.13
2020
2021
2022
2023
First CEO
Second CEO
Average for Other NEOs
Net Income

Compensation Actually Paid and Adjusted Operating Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Colo and Mr. Griffin and the average amount of CAP to the Other NEOs is generally aligned with our Adjusted Operating Income over the four years presented in the table. While we use several financial and non-financial performance measures for the purpose of evaluating performance for our executive officer compensation programs, we have determined that Adjusted Operating Income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to Company performance.

Compensation Actually Paid vs. Adjusted Operating Income
$6,000,000
$4,000,000
$2,000,000
$—
Compensation Actually Paid
$200.00
$150.00
$100.00
$50.00
$—
Adjusted Operating Income (millions)
$54.24
$126.36
$148.97
$180.30
2020
2021
2022
2023
First CEO
Second CEO
Average for Other NEOs
Adjusted Operating Income

DIRECTOR COMPENSATION
Our non-employee directors receive compensation for their service. The Human Resources and Compensation Committee annually reviews the total compensation of our non-employee directors and each element of our non-employee director compensation program. As part of this process, the Human Resources and Compensation Committee evaluates data provided by its independent compensation consultant, including compensation data for our peer group companies, and makes a recommendation to the Board.
Our non-employee directors receive the following payments and fees for their services:
•Annual cash retainer of $75,000, payable quarterly;
•Annual equity award of our common stock, valued at $90,000, paid once per year, which vests immediately on grant;
•Annual cash retainers for Board committee chairs ($15,000 for the chair of the Audit Committee, $10,000 for the chair of the Human Resources and Compensation Committee, and $8,000 for the chair of the Nominating and Governance Committee), payable quarterly; and
•Annual cash retainer of an additional $70,000 for the non-executive Chairman of the Board, payable quarterly.
Non-employee director compensation in 2023 remained the same as 2022 compensation, other than increases, effective July 1, 2023, to the annual cash retainer (increasing to $75,000 from $70,000), and to the cash retainer for the non-executive Chairman of the Board (increasing to $70,000 from $60,000). In addition, the annual equity award was increased to $90,000 in 2023, from $85,000 in 2022.
Non-employee directors may elect to have their cash compensation paid in the form of our common stock, which vests immediately on grant. In addition, beginning in 2023, non-employee directors who own more than ten times their ownership requirement under our stock ownership guidelines may elect to receive their annual equity award in cash (see “Compensation Discussion and Analysis—Stock Ownership Guidelines” for information about the stock ownership requirements for our non-employee directors and “Principal Stockholders” for information about the stock ownership of our non-employee directors). Each of Mr. Lux, Ms. Mingus, and Ms. Seaberg own more than ten times their stock ownership requirement, and each elected to receive their annual equity award in cash for 2023. Non-employee director compensation is prorated based on the relevant dates of service. Executive officers do not receive any additional compensation for serving as a member of our Board.
The following table shows compensation earned by or paid to our non-employee directors during 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Neha J. Clark	87,526	89,974	177,500
Thomas A. Gerke	82,526	89,974	172,500
Donn Lux	162,500	—	162,500
Lori L.S. Mingus	162,500	—	162,500
Preet H. Michelson	72,526	89,974	162,500
Kevin Rauckman	80,526	89,974	170,500
Karen L. Seaberg	227,500	—	227,500
Todd B. Siwak	72,526	89,974	162,500
(1)Mr. Gerke, Ms. Michelson, Ms. Seaberg, and Mr. Siwak each elected to receive the following amounts of their cash compensation in shares of common stock: $82,325, $72,326, $137,337, and $72,326, respectively. Mr. Lux, Ms. Mingus, and Ms. Seaberg each elected to received their equity compensation in the form of cash. Amounts include fractional shares of equity compensation that were paid in the form of cash.
(2)Amount represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

PROPOSAL 4 – APPROVE THE MGP INGREDIENTS, INC. 2024 EQUITY INCENTIVE PLAN

On April 8, 2024, our Board, at the recommendation of its Human Resources and Compensation Committee (defined in this Proposal 4 as the “Committee”), approved the MGP Ingredients, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), subject to approval by our stockholders at the Annual Meeting. The 2024 Plan will become effective on the date it is approved by our stockholders, and will replace our existing 2014 Plan and 2014 Non-Employee Director Equity Incentive Plan (together, the “Prior Plans”), which terminated following expiration of their ten-year terms on April 1, 2024. Equity awards made to non-employee directors after the effective date of the 2024 Plan will be made under the 2024 Plan (or a subplan thereof) instead of pursuant to a separate non-employee director equity plan.
The number of shares of our common stock that may be the subject of awards and issued under the 2024 Plan is 1,320,000, less one share of common stock for every one share of common stock granted under the Prior Plans after March 1, 2024 but prior to the effective date of the 2024 Plan. Awards outstanding under the Prior Plans as of the date the 2024 Plan becomes effective will continue to be subject to the terms of the applicable Prior Plan, and if any awards under the Prior Plans that were outstanding on March 1, 2024 subsequently expire, are forfeited or cancelled, or are settled in cash, the shares subject to those awards will become available for awards under the 2024 Plan. No new awards will be made under the Prior Plans after their expiration date on April 1, 2024.
Stockholder Approval and Board of Directors Recommendation
Stockholder approval of the 2024 Plan is being sought in order to (i) satisfy the stockholder approval requirements of Nasdaq, and (ii) obtain stockholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
Our Board recommends that our stockholders vote FOR the 2024 Plan because it includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, and it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our employees, non-employee directors, and consultants.
Historical Equity Grant Practices
As of March 1, 2024, a total of 268,591 shares were subject to outstanding awards under the Prior Plans. As of the same date, 1,017,333 shares were available for future awards under the Prior Plans but no new awards will be made under the Prior Plans after their expiration date on April 1, 2024.
Potential Dilution. The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after stockholder approval of the 2024 Plan, is shown in the table below:

As of March 1, 2024	Total Potential Dilution
Unvested Restricted Stock Units Outstanding	268,591
Unvested Performance Stock Units Outstanding	0
Stock Options and Stock Appreciation Rights Outstanding	0
Total Shares Subject to Outstanding Awards under the Prior Plans (Expired on April 1, 2024)	268,591
Remaining Share Reserve under the Prior Plans (Expired on April 1, 2024)	1,017,333(1)
Shares of Common Stock Outstanding as of March 25, 2024	22,008,377
Total Dilution as of March 1, 2024	5.5%
Total Shares Proposed for the 2024 Plan	1,320,000
Total Proposed Dilution	6.7%
(1) Represents 848,639 shares available for future issuance under the 2014 Plan and 168,694 shares available for future issuance under our 2014 Non-Employee Director Equity Incentive Plan.
Burn Rate. Burn rate is a measure of the level at which a company uses shares available for grant under its equity compensation plans. We calculated value-adjusted burn rate by dividing (i) the sum of (A) the number of options multiplied by the option's dollar value using a Black-Scholes model and (B) the number of full value awards multiplied by the stock price, by (ii) the weighted-average number of shares multiplied by the stock price. Our annual value-adjusted burn rate has averaged 0.37% of weighted average common shares outstanding during the latest three fiscal years with the calculation for each year shown in the following table:

	Fiscal Year Ended December 31,
	2023	2022	2021
Restricted Stock Units Granted	71,728	69,492	95,113
Weighted Average Shares of Common Stock Outstanding (Basic)	22,059,816	22,002,990	20,719,663
Burn Rate	0.33%	0.32%	0.46%
Key Compensation Practices

The 2024 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•No liberal share recycling. We may not add back to the 2024 Plan’s share reserve shares that are tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction until the transaction closes, the announcement or commencement of a tender offer, or any Board assessment that a change in control may be imminent.

•Annual limit on compensation to non-employee directors. The 2024 Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director together with any cash fees or retainers paid to such non-employee director during the calendar year of $750,000.

•No excise tax gross-up payments. The 2024 Plan does not provide for any gross-up payments to offset any excise taxes under Code Section 280G.

•No evergreen. The 2024 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

•Clawback. The 2024 Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Compensation Clawback.”
•No repricing of underwater options or stock appreciation rights without stockholder approval. The 2024 Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•No discounted option or SAR grants. The 2024 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•Limits on dividends and dividend equivalents. The 2024 Plan prohibits the payment of dividend equivalents on stock options and SARs.

Description of the 2024 Plan

The major features of the 2024 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2024 Plan, which is attached to this proxy statement as Appendix A.
Purpose. The purpose of the 2024 Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of our stockholders, and to thereby promote the Company’s long-term business success.
Eligible Participants. Employees, consultants and advisors of the Company or any subsidiary, as well as our non-employee directors, will be eligible to receive awards under the 2024 Plan. As of March 1, 2024, there were 674 employees, eight non-employee directors of the Company, and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2024 Plan.
Administration. The 2024 Plan will be administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power, and authority under the 2024 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of our Board comprised of one or more directors. The Committee may also delegate non‑discretionary administrative duties to other persons, agents, or advisors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2024 Plan, adopt sub-plans applicable to certain awards, interpret the 2024 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2024 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2024 Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Available Shares and Limitations on Awards. A maximum of 1,320,000 shares of our common stock may be the subject of awards and issued under the 2024 Plan, less one share of common stock for every one share of common stock granted under the Prior Plans after March 1, 2024 but prior to the effective date of the 2024 Plan. The shares of common stock issuable under the 2024 Plan may come from authorized and unissued shares or treasury shares. The share limitations under the 2024 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of common stock subject to an award under the 2024 Plan, or to an award under the Prior Plans that is outstanding on March 1, 2024, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the 2024 Plan share reserve and become available for future awards. Awards that may be settled solely in cash will not reduce the share reserve.
Awards granted or shares of our common stock issued under the 2024 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2024 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre‑existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre‑existing plan may be used for awards under the 2024 Plan and will not reduce the share reserve under the 2024 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.
The 2024 Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director, together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, may not exceed $750,000.
Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin‑offs, stock dividends, or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2024 Plan, (ii) outstanding awards as to the class, number of shares, and price per share, and (iii) award limitations prescribed by the 2024 Plan. Other types of transactions may also affect our common stock, such as reorganizations, mergers, or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2024 Plan, the Committee may make such adjustments as it may deem equitable.
Types of Awards. The 2024 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards (including RSUs), and other stock‑based awards to eligible recipients. These types of awards are described in more detail below.

•Option Awards. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. The exercise price of an incentive stock option granted to a holder of more than 10% of our Company’s common stock must be at least 110% of the fair market value of the common stock on the date of grant, and the term of these options cannot exceed five years. “Fair market value” under the 2024 Plan as of any date means the closing sale price of a share of our common stock on Nasdaq on that date. As of March 25, 2024, the closing sale price of a share of our common stock on Nasdaq was $82.19.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker‑assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2024 Plan is equal to the size of the 2024 Plan’s share reserve as described above.

•Stock Appreciation Right Awards. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash, or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2024 Plan, as may be determined by the Committee.

•Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

•Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2024 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock‑based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

•Performance-Based Awards. A performance-based award is an award that is only earned or vests if certain corporate, business, or individual performance goals are met. Any type of award may be performance-based. The Committee will determine the restrictions and conditions applicable to each performance-based award, and the performance period over which the specified performance is to be attained. The Committee may also modify a performance period or performance measures or waive achievement of performance goals.

•Other Stock‑Based Awards. The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2024 Plan. The Committee has discretion in determining the terms and conditions of such awards.

Transferability of Awards. In general, no right or interest in any award under the 2024 Plan may be assigned, transferred, exchanged, or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Corporate Transactions; Change in Control. If a corporate transaction or other change in control (as defined in the 2024 Plan) occurs, then-outstanding awards under the 2024 Plan will be continued, assumed, or replaced by the surviving or successor entity. If the then-outstanding awards under the 2024 Plan are not continued, assumed or replaced, then all outstanding option and SAR awards will become fully vested and exercisable and shall terminate upon the closing of the transaction, and outstanding full value awards (including RSUs) shall fully vest. Generally, to the extent an award is performance-based, such award will vest at the target level of performance. The Committee may also elect to terminate awards in exchange for a payment with respect to each award in an amount equal to its fair market value, or with respect to options and SAR awards, to the excess, if any, between the stock price immediately prior to the transaction over the exercise price, for each share subject to such award. If there is no such excess amount in connection with a particular award, that award will be terminated in connection with the corporate transaction without any payment.
For purposes of the 2024 Plan, the following terms have the meanings indicated:
•A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.

•A “change in control” generally refers to (i) a corporate transaction (as defined above), except in limited circumstances, including when all or substantially all of the individuals and entities who were the beneficial owners of the shares and preferred shares immediately prior to such corporate transaction beneficially own, directly or indirectly, more than 50% of the common equity and preferred equity of the surviving entity resulting from such corporate transaction, (ii) the acquisition by a person or group (other than a “permitted investor” or group of “permitted investors”) of beneficial ownership of 50% or more of our then-outstanding common stock or preferred stock, or (iii) our “continuing directors” ceasing to constitute a majority of our board within a twelve-month period.

Effect of Termination of Employment. Unless otherwise set forth in an applicable agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, unvested awards under the 2024 Plan will be immediately forfeited. Upon termination for any reason other than death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during this three‑month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.
Effective Date and Term of the 2024 Plan. The 2024 Plan will become effective on the date it is approved by the Company’s stockholders. No awards will be made under the 2024 Plan prior to its effective date. Unless terminated earlier, the 2024 Plan will terminate on the tenth anniversary of the effective date. Awards outstanding under the 2024 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2024 Plan unless otherwise provided in the applicable agreements. Our Board may suspend or terminate the 2024 Plan at any time.
Amendment of the Plan. Our Board may amend the 2024 Plan from time to time, but no amendments to the 2024 Plan will be effective without stockholder approval if such approval is required under applicable laws, regulations, or stock exchange rules. Termination, suspension, or amendment of the 2024 Plan may not materially impair the rights of any participant under any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.
Section 280G of the Code. In the event that the benefits provided for in the 2024 Plan or otherwise payable to a participant constitute “parachute payments” within the meaning of Code Section 280G and would be subject to excise taxes, then such pay and benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits.

Forfeiture. The Committee may provide for the forfeiture or recovery of awards, whether vested or unvested, upon the occurrence of certain events specified in an award agreement, such as a termination for cause, breach of a policy or restrictive covenants, or other detrimental conduct by a participant, in addition to any otherwise applicable vesting or performance conditions of an award.
Clawback. All awards under the 2024 Plan will be subject to mandatory repayment by the participant to the Company to the extent such participant is or becomes subject to any clawback or recoupment policy adopted by the Company or any affiliate including policies intended to comply with applicable laws, rules, or regulations (including but not limited to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and applicable Nasdaq listing rules or any applicable laws or listing requirements which impose mandatory recoupment). Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. For more information about the Company’s current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Compensation Clawback.”
U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2024 Plan, based on current statutes, regulations, and interpretations. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2024 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If an employee is granted an incentive stock option under the 2024 Plan, the employee will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the employee will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2024 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Code Section 409A but fails to comply, in operation or form, with the requirements of Code Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 280G of the Code. Code Section 280G disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Code Section 4999 imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as excess parachute payments, the Company’s tax deduction would be disallowed under Code Section 280G. In the event of a change in control of our company, to the extent Code Section 280G or Code Section 4999 is applicable to a named executive officer, such individual is entitled to receive either payment of the full amount of the parachute payment or payment of such lesser amount that does not trigger the excise tax imposed by Code Section 4999, whichever results in the participant receiving the greatest after-tax amount.
New Plan Benefits

Except as summarized below, because the 2024 Plan will not become effective until it is approved by our stockholders, the Committee has not yet approved any awards under, or subject to, the 2024 Plan. In addition, because awards under the 2024 Plan will be granted in amounts and to individuals as determined by the Committee in its sole discretion and generally discretionary with the Committee, neither the number nor types of future 2024 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.
Subject to our stockholders’ approval of the 2024 Plan, certain non-employee directors will receive annual stock grants under the 2024 Plan, in accordance with our director compensation program. Pursuant to our current non-employee director compensation program, the grant date value of annual stock grants to applicable non-employee directors is $90,000; however, our non-employee director compensation program is subject to change as determined by the Board. For more information please see “Director Compensation.”
In addition, pursuant to our current LTI program, we grant RSUs that are in settlement of performance goals obtained over a one-year performance period; therefore, the Committee will issue RSUs in early 2025 under the 2024 Plan, if approved, pursuant to our LTI program. For more information about our LTI program, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program” and for information regarding awards made under the 2014 Plan to our named executive officers, see “Compensation Tables—Grants of Plan-Based Awards” and “Compensation Tables—Outstanding Equity Awards on December 31, 2023.”
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MGP INGREDIENTS, INC. 2024 EQUITY INCENTIVE PLAN

PRINCIPAL STOCKHOLDERS
The following table sets forth, as of March 25, 2024, the number of shares beneficially owned and the percentage of ownership of our preferred stock and common stock by (i) each person who is known by us to own beneficially more than 5% of either class of our capital stock outstanding, (ii) each director and director nominee, (iii) each named executive officer (as listed in “Compensation Discussion and Analysis”), and (iv) all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Common Stock(2)		Preferred Stock
	No. of Shares	%	No. of Shares	%
David S. Bratcher	4,987	*	—	—
Neha J. Clark	2,913	*	—	—
David J. Colo	32,778	*	—	—
Brandon M. Gall	12,744	*	—	—
Thomas A. Gerke	4,770	*	—	—
Curtis C. Landherr	—	—	—	—
Donn Lux(3)	7,963,169	36.2	—	—
Lux Family Group(4)	7,963,169	36.2	—	—
Preet H. Michelson	2,590	*	—	—
Lori L.S. Mingus(5)	50,136	*	—	—
Amel Pasagic	575	*	—	—
Kevin S. Rauckman	3,054	*	—	—
Karen L. Seaberg(6)	2,930,192	13.3	297	68.0
Todd B. Siwak	2,839	*	—	—
All directors and executive officers as a group (13)(7)	7,974,551	36.2	297	68.0
Thomas Cray(8)	4,267	*	112	25.6
BlackRock, Inc.(9)	2,677,599	12.2	—	—
The Vanguard Group(10)	1,126,323	5.1	—	—
* less than 1%
(1)Except as otherwise indicated in the footnotes to this table, as of March 25, 2024, all stockholders shown in this table as having beneficial ownership of 5% or more of either of the classes of stock had as a business address Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002.
(2)Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to RSUs that vest within 60 days of March 25, 2024: 4,987 shares for Mr. Bratcher and 575 shares for Mr. Pasagic.
(3)The following information is based on (a) a Schedule 13D/A (the “Lux Family Schedule 13D/A”) filed on October 26, 2023 by (i) Luxco 2017 Irrevocable Trust dated 6/19/2017 (the “Luxco Trust”), (ii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated 9/16/2005 (the “Lux 2005 Donn Trust”), (iii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST (the “Lux 2005 QSST Trust”), (iv) Andrew Broddon Lux Luxco Irrevocable Trust dated 7/30/2012, (v) Philip Donn Lux Luxco Irrevocable Trust dated 7/30/2012, (vi) Caroline L. Kaplan Revocable Trust dated 12/16/2009, (vii) Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated 9/16/2005, (viii) Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated 9/16/2005, (ix) CNL 2013 Irrevocable Trust dated 4/2/2013 (the “CNL Trust”), (x) Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated 9/16/2005, (xi) Lux Children Irrevocable Trust dated 5/24/2012, (xii) Mr. Lux, (xiii) Leslie Lux, (xiv) Paul S. Lux, (xv) Caroline Lux Kaplan, (xvi) Catherine N. Lux, and (xvii) TFO Trust Company, LLC (“TFO” and collectively with all of the foregoing persons, the “Lux Family Group”) and (b) any subsequent Form 4s filed by Mr. Lux.
Mr. Lux has sole voting power over 2,705,264 shares of our common stock, shared voting power over 7,963,169 shares of our common stock, sole dispositive power over 2,705,264 shares of our common stock, and shared dispositive power over 0 shares of our common stock. As a result of the Shareholders Agreement, Mr. Lux may be deemed to have shared voting power over the 3,003,968 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. Mr. Lux disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.

The 2,2705,264 shares of our common stock over which Mr. Lux has sole voting and dispositive power are held by the Luxco Trust, the Lux 2005 Donn Trust, and the Lux 2005 QSST Trust and are included in the shares held by the Lux Family Group in this table. The 7,963,169 shares of our common stock over which Mr. Lux has shared voting power are included in the shares held by the Lux Family Group in this table.
(4)The following information is based on the Lux Family Schedule 13D/A and (b) any subsequent Form 4s filed with the SEC by members of the Lux Family Group. The business address of each member of the Lux Family Group, other than TFO, is 5050 Kemper Avenue, St. Louis, Missouri 63139. The business address for the CNL Trust and TFO is 212 S. Main Avenue, Suite 145, Sioux Falls, SD 57104.
The Lux Sellers beneficially own 4,959,201 shares of our common stock. Each member of the Lux Family Group could be deemed to beneficially own all the shares of our common stock owned by the other members of the Lux Family Group. However, each member of the Lux Family Group disclaims beneficial ownership of the shares of our common stock held by the other members of the Lux Family Group, except as expressly set forth in the Lux Family Schedule 13D/A.
In addition, as a result of the Shareholders Agreement, each member of the Lux Family Group may be deemed to have shared voting power over the 3,003,968 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. The Lux Family Group disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.
(5)Includes 419 shares of our common stock held by Ms. Mingus’ spouse. Ms. Mingus disclaims beneficial ownership of these shares.
(6)The following information is based on (a) a Schedule 13D/A filed on September 7, 2023 by (i) Cray Family Management, LLC, (ii) Cray MGP Holdings, LP (the “Cray Partnership”), (iii) Seaberg Family Management, Inc., (iv) Seaberg MGP Holdings, LP, (v) Laidacker M. Seaberg and Karen C. Seaberg Family Foundation, and (vi) Ms. Seaberg and (b) any subsequent Form 4s filed by Ms. Seaberg.
Ms. Seaberg has sole voting power over 2,491,821 shares of our common stock, shared voting power over 438,731 shares of our common stock, sole dispositive power over 2,491,821 shares of our common stock, and shared dispositive power over 438,731 shares of our common stock. Ms. Seaberg disclaims beneficial ownership in the 2,142,101 shares of our common stock held by the Cray Partnership, except to the extent of her pecuniary interest therein.
(7)This group includes Ms. Lapish, our Vice President and Chief Human Resources Officer. Amount includes 550 shares of our common stock held by Ms. Lapish’s spouse. Ms. Lapish disclaims beneficial ownership of these shares.
(8)Includes 3,267 shares of our common stock held by trusts and 1,000 shares of our common stock held by Mr. Cray’s spouse.
(9)Based on a Schedule 13G/A filed January 23, 2024, BlackRock, Inc. has a business address of 50 Hudson Yards, New York, New York 10001. Its Schedule 13G/A reports sole voting power over 2,625,587 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 2,677,599 shares of our common stock, and shared dispositive power over 0 shares of our common stock. Its Schedule 13G/A reports that beneficial owner subsidiaries of the parent holding company are BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. Its Scheduled 13G/A reports that BlackRock Fund Advisors owns 5% or greater of our common stock.
(10)Based on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group has a business address of 100 Vanguard Blvd., Malvern, PA 19355. Its Schedule 13G/A reports sole voting power over 0 shares of our common stock, shared voting power over 29,287 shares of our common stock, sole dispositive power over 1,082,651 shares of our common stock, and shared dispositive power over 43,672 shares of our common stock.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of the Section 16(a) reports that have been filed by or on behalf of our executive officers, directors, and persons who own more than 10% of our common stock as well as and our executive officers’ and directors’ written representations, we believe that for transactions occurring during 2023, all required reports were timely filed except one late Form 4 filing for Ms. Mingus, reporting one stock sale transaction, which was filed one day late due to an administrative error. Additionally, the Company inadvertently omitted to disclose in its 2023 proxy statement that a Form 3 for Ms. Lapish filed on June 2, 2022 did not include shares of our common stock owned by her husband.

RELATED TRANSACTIONS
A written policy adopted by the Audit Committee addresses its review of transactions that would or potentially would be transactions of more than $120,000 in which the Company participates and in which any “related person” has a direct or indirect material interest. A “related person” is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. The policy requires our directors and executive officers to notify our Chief Executive Officer of the facts and circumstances of the transaction. If our Chief Executive Officer determines that the proposed transaction is a related person transaction as defined in the written policy, then the proposed transaction is submitted to the Audit Committee for consideration.
For each potential or actual transaction that is or would be a related party transaction, the Audit Committee considers, where applicable:
•the benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder, or executive officer;
•the availability of other sources for comparable products and services;
•the terms and conditions of the proposed transaction; and
•the terms and conditions available with unrelated third persons.
The policy prohibits interested Audit Committee members from participating in the review, consideration, or approval of any transaction with respect to which such member is directly or indirectly the related person. The Audit Committee only approves those transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. The Audit Committee regularly reviews any previously approved related person transaction that remains ongoing, to ensure that the transaction remains in, or is not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee has approved the transactions described below.
For the year ended December 31, 2023, we paid $685,092 to lease bottling and warehousing facilities in St. Louis from Kemper-Themis, L.L.C. (“Kemper”), which is 100% owned by Mr. Lux, a member of our Board and a member of the Lux Family Group. The terms of the lease were negotiated between the Company and Kemper at arms-length prior to Mr. Lux becoming affiliated with the Company. On October 31, 2023, we entered into a purchase and sales agreement for the bottling and warehousing facilities with Kemper for $9,000,000 and the transaction closed in February 2024. The transaction was conducted at arm’s length and entered into at fair value based on two independent appraisers’ valuations.
PROXY SOLICITATIONS
This proxy is being solicited by our Board of Directors, and we will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation and at the direction of our Board, may also solicit proxies personally or by mail, electronic transmission, or telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage firms for forwarding to the beneficial owners of shares held in their names. We will reimburse brokerage firms, banks, and other persons for reasonable expenses in sending proxy material to beneficial owners.
STOCKHOLDER PROPOSALS
Including Stockholder Proposals in the 2025 Annual Meeting Proxy Statement. Stockholders who intend to present proposals for inclusion in our proxy statement for the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must forward them to us at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002, Attention: Corporate Secretary, so that they are received on or before December 10, 2024. The proposal must comply with applicable securities regulations. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement, but which are raised at our annual meeting by stockholders.
Stockholder Proposals Presented at the 2025 Annual Meeting. With respect to stockholder proposals to be presented at our 2025 annual meeting of stockholders that are not intended to be included in our proxy statement relating to that meeting, pursuant to our Bylaws, a stockholder’s written notice of such proposal, in the form specified in the Bylaws and must be delivered to or mailed and received at our principal executive offices no earlier than January 23, 2025 and no later than February 22, 2025. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, our management will have discretionary authority to vote on any matter of which the Company does not receive notice of by February 22, 2025, with respect to proxies submitted for our 2025 annual meeting of stockholders.

Stockholder Director Nominations. Pursuant to our Bylaws, in order to nominate persons for election to our Board at the 2025 annual meeting of stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to our Secretary no earlier than January 23, 2025 and no later than February 22, 2025.
We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.
OTHER MATTERS
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxies will vote your shares in accordance with their best judgment. A proxy also confers discretionary authority on the persons named to approve minutes of last year’s annual meeting, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason.
HOUSEHOLDING
Only one copy of the Notice, and if applicable, our annual report and this Proxy Statement, has been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” In addition, we have been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. We will deliver promptly free of charge, upon request, a separate copy of the Notice, and if applicable, the annual report and this Proxy Statement, to any stockholder at the same address. If you wish to receive a separate copy of the Notice, annual report, and this Proxy Statement, free of charge, you may write to our Corporate Secretary at MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 or call our Corporate Secretary at 913-367-1480. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy by writing or calling us at the above address or phone number or by contacting their broker or bank, provided they have determined to household proxy materials.

Appendix A
MGP INGREDIENTS, INC.
2024 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of this MGP Ingredients, Inc. 2024 Equity Incentive Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.Definitions. In this Plan, the following definitions will apply.
(a)“Affiliate” means any entity that is a Subsidiary or Parent of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by this Plan.
(b)“Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under this Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of this Plan.
(c)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means one of the following:
(1)    An Exchange Act Person other than a Permitted Investor or Group consisting solely of one or more Permitted Investors becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the then-outstanding Shares or then-outstanding shares of the Company’s preferred stock (“Preferred Shares”), except that the following will not constitute a Change in Control:
(A)    any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)    any formation of a Group consisting solely of beneficial owners of the Shares or Preferred Shares as of the effective date of this Plan; or

(C)    any repurchase or other acquisition by the Company of Shares or Preferred Shares that causes any Exchange Act Person to become the beneficial owner of 50% or more of the then-outstanding Shares or the then-outstanding Preferred Shares.

If, however, an Exchange Act Person referenced in clause (B) or (C) above acquires beneficial ownership of additional Shares or Preferred Shares after initially becoming the beneficial owner of 50% or more of the then-outstanding Shares or then-outstanding Preferred Shares by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(2)    Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board within a twelve-month period.

(3)    A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the common equity of the surviving or acquiring entity resulting from such

Corporate Transaction (including beneficial ownership through any Parent of such entity) and (ii) all or substantially all of the individuals and entities who were the beneficial owners of the Preferred Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the preferred equity of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity), in each case in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Shares or Preferred Shares, as applicable.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(e) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

(f)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
(g)    “Committee” means two or more Non-Employee Directors designated by the Board to administer this Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Human Resources and Compensation Committee of the Board unless otherwise specified by the Board.

(h)    “Company” means MGP Ingredients, Inc., a Kansas corporation, and any successor thereto.

(i)    “Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.

(j)    “Continuing Director” means an individual (i) who is, as of the effective date of this Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(k)    “Continuous Service” means that the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to six (6) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(l)    “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

(m)     “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n)    “Employee” means an employee of the Company or an Affiliate.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)    “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q)    “Fair Market Value” means the fair market value of a Share determined as follows:

(1)    If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)     If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
(r)    “Family Trust” in respect of any individual, means any trust for the primary benefit of such individual, his or her spouse or his or her lineal descendants, so long as Donn Lux, Lori L.S. Mingus or Karen L. Seaberg has the exclusive right to control such trust.
(s)    “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(t)    “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax, or regulatory requirements of countries outside of the United States.
(u)    “Grant Date” means the date on which the Committee approves the grant of an Award under this Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(v)    “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(w)    “Non-Employee Director” means a member of the Board who is not an Employee.
(x)    “Option” means a right granted under this Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(y)    “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(z)    “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(aa)    “Participant” means a Service Provider to whom a then-outstanding Award has been granted under this Plan.
(bb)    “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
(cc)    “Permitted Investor” means any of (i) Donn Lux, (ii) Lori L.S. Mingus, or (iii) Karen L. Seaberg, or any Family Trust of such persons.
(dd)    “Plan” means this MGP Ingredients, Inc. 2024 Equity Incentive Plan, as amended and in effect from time to time.
(ee)    “Prior Plans” means the MGP Ingredients, Inc. 2014 Equity Incentive Plan, as amended, and the MGP Ingredients, Inc. 2014 Non-Employee Director Equity Incentive Plan.
(ff)    “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(gg)    “Section 409A” means Section 409A of the Code.
(hh)    “Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.
(ii)    “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.
(jj)    “Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.
(kk)    “Share” means a share of Stock.
(ll)    “Stock” means the common stock, no par value, of the Company.
(mm)    “Stock Appreciation Right” or “SAR” means the right to receive, in cash or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(nn)    “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(oo)    “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(pp)    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in this Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(qq) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3.Administration of this Plan.
(a)Administration. The authority to control and manage the operations and administration of this Plan shall be vested in the Committee in accordance with this Section 3.
(b)Scope of Authority. Subject to the terms of this Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer this Plan, including:
(1)    determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions, and other provisions of Awards, and the manner in which Awards are paid or settled;
(2)    cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
(3)    adopting sub-plans or special provisions applicable to Awards, establishing, amending, or rescinding rules to administer this Plan, interpreting this Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission or reconciling any inconsistency in this Plan or any Agreement, and making all other determinations necessary or desirable for the administration of this Plan;
(4)    granting Substitute Awards under this Plan;
(5)    taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and
(6)    requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
(c)Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of this Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(g). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under this Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with this Plan to such other persons as it deems advisable.
(e)Finality of Decisions. The Committee’s interpretation of this Plan and of any Award or Agreement made under this Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f)Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under this Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under this Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4.Shares Available Under this Plan.
(a)Maximum Shares Available. As of the effective date of this Plan, subject to Section 4(b) and to adjustment as provided in Section 13(a), the number of Shares that may be the subject of Awards and issued under this Plan shall be 1,320,000,1 less one (1) Share for every one (1) Share granted under the Prior Plans after March 1, 2024 and prior to the effective date of the Plan. No further awards may be made under the Prior Plans after the effective date of this Plan. Shares issued under this Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1)    Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted.
(2)    Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)    Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4)    Awards that will be settled solely in cash shall not be counted against the Plan’s share reserve.

1 The share reserve amount is equal to the number of Shares that remained available for future grants under the Prior Plans as of March 1, 2024 [1,017,333 Shares], plus the additional, newly authorized Shares under this Plan [302,667 Shares].

(b)Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that is outstanding on March 1, 2024 (a “Prior Plan Award”), that expires, is cancelled or forfeited (including, in the case of Awards (and awards granted under the Prior Plans that are outstanding on March 1, 2024) that were variable upon grant, the difference between the number of Shares ultimately received and the number of Shares counted against the applicable share reserve), or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plans, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plans, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plans, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plans that are not issued in connection with the stock settlement of that award upon its exercise.
(c)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could no longer have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under this Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(e)Limits on Awards to Non-Employee Directors. The aggregate Grant Date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $750,000.
5.Eligibility. Participation in this Plan is limited to Service Providers.
6.General Terms of Awards.
(a)Award Agreement. Except in the case of a grant of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with this Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)Vesting and Term. Each Agreement shall set forth the date, if applicable, when the applicable Award is scheduled to vest and expire (which, for Options and SARs, shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, any applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.

(c)Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged, or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of this Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e)Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)    Upon Separation from Service for any reason other than death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(2)    Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(f)Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g)Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period or performance measures or adjustments to or waivers of the achievement of performance goals.
(h)Dividends and Dividend Equivalents. No dividends, dividend equivalents, or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividends or dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award, or Other Stock-Based Award. The additional terms of any dividends or dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, this Plan’s share reserve as provided in Section 4.
(i)Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules, and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with a non-qualified deferred compensation plan, the Share equivalents credited to the non-qualified deferred compensation plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against this Plan’s share reserve.
7.Stock Option Awards.
(a)Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c)Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)Incentive Stock Options.
(1)    An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under this Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under this Plan shall be the total number of Shares in this Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).

(2)    No Participant may receive an Incentive Stock Option Award under this Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3)    For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)    If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
8.Stock Appreciation Right Awards.
(a)Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).
(b)Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.Restricted Stock Awards.
(a)Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in this Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10.Stock Unit Awards.
(a)Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b)Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under this Plan) or a combination of cash and Shares as determined by the Committee.
11.Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to or payable in whole or in part in Shares (with or without restrictions) under this Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of this Plan. The Committee may direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12.Changes in Capitalization, Corporate Transactions, Change in Control.
(a)Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under this Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by this Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of this Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.
(b)Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).
(1)    Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
(2)    Acceleration. If and to the extent that outstanding Awards under this Plan are not continued, assumed, or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) unless otherwise provided by the Committee, to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall become fully vested at the target level of performance. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)    Payment for Awards. If and to the extent that outstanding Awards under this Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(c)Other Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, all Awards will continue in accordance with their terms.
(d)Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
(e)Parachute Payment Limitation.
(1)    Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the

Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2)    Any such reduction shall be made in accordance with Section 409A and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3)    If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4)    Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e).
13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under this Plan to that Service Provider or to eligible Service Providers generally. Nothing in this Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without cause or change such person’s compensation, other benefits, job responsibilities or title.
14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under this Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under this Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under this Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.Effective Date, Duration, Amendment and Termination of this Plan.
(a)Effective Date. This Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under this Plan prior to its effective date. If the

Company’s shareholders fail to approve this Plan by December 31, 2024, this Plan will be of no further force or effect.
(b)Duration of this Plan. This Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, this Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of this Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of this Plan and the applicable Agreement.
(c)Amendment and Termination of this Plan. The Board may at any time terminate, suspend, or amend this Plan. The Company shall submit any amendment of this Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of this Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2).
(d)Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.
(e)No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under this Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16.Other Provisions.
(a)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under this Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of this Plan) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(c)Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to this Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under this Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under this Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under this Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to this Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Kansas without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)Section 409A. It is intended that all Awards under this Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and this Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in this Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:
(1)    If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
(2)    Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;
(3)    If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A; and
(4)    If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer this Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.
(h)Rule 16b-3. It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i)Forfeiture and Compensation Recovery.
(1)    The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, performance or other conditions of an Award. Such events may include termination of service for cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2)    Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, including, but not limited to, any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such then-applicable compensation recovery policy.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V39596-P08299

**MGP INGREDIENTS, INC.**
**Annual Meeting of Stockholders**
**May 23, 2024 10:00 a.m. CDT**
**This proxy is solicited by the Board of Directors**

The undersigned appoints David S. Bratcher, Brandon M. Gall, and Curtis C. Landherr, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of common stock of MGP Ingredients, Inc. held by the undersigned on March 25, 2024 at the Annual Meeting of Stockholders to be held on May 23, 2024, or any adjournment thereof.

This proxy is revocable.

**IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business.**

**Continued and to be signed on reverse side**

MGP INGREDIENTS, INC.
CRAY BUSINESS PLAZA
100 COMMERCIAL STREET
ATCHISON, KS 66002-0130

**SCAN TO**
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**VOTE BY INTERNET**
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V39595-P08299

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DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MGP INGREDIENTS, INC.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Thomas A. Gerke | ☐ | ☐ | ☐ |
| 1b. Donn Lux | ☐ | ☐ | ☐ |
| 1c. Kevin S. Rauckman | ☐ | ☐ | ☐ |
| 1d. Todd B. Siwak | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2, 3 and 4.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024. | ☐ | ☐ | ☐ |
| 3. Approve, on an advisory basis, the compensation of our named executive officers. | ☐ | ☐ | ☐ |
| 4. Approve the MGP Ingredients, Inc. 2024 Equity Incentive Plan. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the named proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|